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Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited
Audited Consolidated Financial Statements
For the year ended 31 December 2018

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Contents
Page
Directors’ report    3
Independent Auditor’s report    4
Consolidated income statement    7
Consolidated statement of comprehensive income    8
Consolidated balance sheet    9
Consolidated statement of changes equity    10
Consolidated cash flow statement    12
Notes to consolidated financial statements    14

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Director’s report
The Directors of Kennedy Wilson Europe Real Estate Limited (the ‘Company’) have pleasure in presenting the Audited Consolidated Financial Statements for the year ended 31 December 2018.
Principal activities
The Company (together with its subsidiary undertakings, the ‘Group’) invest in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management activities and strategic acquisitions.
Results
The financial position at 31 December 2018 is set out in the Consolidated Balance Sheet.
The results of operations for the year ended 31 December 2018 are set out in the Consolidated Income Statement and Statement of Comprehensive Income.
Directors
The directors who held office during the year ended 31 December 2018 and up to the date of this report are:

•	Fraser Kennedy

•	Andrew McNulty

•	Ana Kekovska
There were no changes to the composition of the board during the year.
Transactions involving directors
There were no contracts or agreements of any significance in relation to the business of the Group in which the Directors had any interest, at any time during the year other than those set out in Note 26 to the financial statements.
Distributions
Distributions declared and/or paid during the year ended 31 December 2018 are set out in Note 24 to the financial statements.
Subsequent events
Significant events after the date of the Consolidated Statement of Financial Position are disclosed in Note 29 to the financial statements.
Independent auditor
The Board reappointed KPMG, Chartered Accountants and Registered Auditors, as independent auditor of the Group.
The independent auditor, KPMG, has indicated their willingness to continue in office.
On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
26 March 2019

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Independent auditor’s report
to the members of Kennedy Wilson Europe Real Estate Limited
1. Report on the audit of the consolidated financial statements
Opinion
We have audited the consolidated financial statements of Kennedy Wilson Europe Real Estate Limited (“the Company”) and its subsidiaries (collectively “the Group”) for the year ended 31 December 2018 which comprise the consolidated income statement, consolidated statement of comprehensive income, the consolidated balance sheet, the consolidated statement of changes in equity, the consolidated cash flow statement and the related accounting policies and notes, including the accounting policies in Note 3. The financial reporting framework that has been applied in their preparation is Jersey Law and International Financial Reporting Standards (IFRS) as adopted by the European Union.
In our opinion, the consolidated financial statements give a true and fair view of, the financial position of the Group as at 31 December 2018 and its financial performance and cash flows for the year then ended, in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Group and Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in Jersey, together with the International Ethics Standards Board for Accountants' Code of Ethics for Professional Accountants (IESBA Code) and we have fulfilled our other ethical responsibilities in accordance with these requirements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Key audit matters
Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.
Valuation of the Group’s investment properties and property, plant and equipment
Refer to pages 18 to 19 (accounting policies) and pages 34 to 40 and pages 42 to 44 (financial disclosures).
(i) The key audit matter
The valuation of the Group’s investment properties and property, plant and equipment requires significant management judgments, particularly those relating to current and expected market conditions. During the financial year to 31 December 2018, macroeconomic conditions in Europe continued to recover, with growth exceeding expectations, unemployment falling, and inflation expectations moving gradually higher. In addition, the European Central Bank has indicated that the period of peak liquidity is ending and that monetary policies will now move towards interest-rate normalisation. In the UK, policy uncertainty around the decision to leave the European Union (“Brexit”) has continued to dampen UK economic growth while cautious sentiment towards the UK property market place has added to the estimation uncertainty surrounding the valuing of assets.
To assist in determining the value of the Group’s portfolio, the directors engaged external valuers (the ‘Valuers’). The directors’ estimates of the value of the portfolio were developed using the advice and input of the Valuers. Unreasonable or outdated inputs used in these judgments, such as those in respect to estimated rental value or yield, could result in material misstatement of the income statement and balance sheet.

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(ii) How the matter was addressed
Among other procedures:

•
We read the valuation reports for all properties and confirmed that the valuation approach for each was in accordance with Royal Institution of Chartered Surveyors Valuation – Professional Standards (“RICS”) and suitable for use in determining the carrying value for the purpose of the financial statements.

•
We assessed the qualifications, independence and objectivity of the Valuers by reviewing their terms of engagement, fee arrangements, and the existence of any potential conflicts created if they had advised on a transaction that they were subsequently valuing. We obtained confirmation from the Valuers that they had not been subject to influence from management and we found no evidence to suggest their objectivity was compromised.

•
We held several discussions with Valuers to understand their view of market dynamics, the valuation techniques used, the performance of the portfolio, and the significant assumptions including future expected rental income and likely yields.

•
We considered the yield assumptions used in performing the valuations to assess their reasonableness in comparison to relevant market evidence, benchmarking expected rental values and yields against comparables and other external data.

•
We performed analytical procedures by reference to external market data to evaluate the appropriateness of the valuations adopted by the Group, and investigated further the valuation of those properties that were outside of our expectations.

•	We conducted site visits on major properties to corroborate certain details of the external valuation reports.

•	We evaluated whether sufficient disclosures were provided in relation to risks inherent in the asset valuations.
(iii) Overall findings
We found that the assumptions used by the Valuers were predominantly consistent with our expectations, and were comparable to market transactions and benchmarking information relevant to the sector for each asset type. Variances outside of our expected ranges were sufficiently supported and were a result of specific circumstances relevant to individual assets. Information disclosed surrounding investment properties and property, plant and equipment was adequate and in proportion to their significance to the consolidated financial statements.
Other information
The directors are responsible for preparation of other information accompanying the consolidated financial statements. The other information comprises the Directors’ report.
Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion on that information.
In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether that information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the course of our audit, or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.
We have nothing to report in this regard.

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2. Respective responsibilities and restrictions on use
Responsibilities of Those Charged with Governance for the consolidated financial statements
The Directors are responsible for the preparation and fair presentation of the financial statements in accordance with applicable law and IFRSs, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, the Directors are responsible for assessing the Group and Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the Directors either intends to liquidate the Group and Company or to cease operations, or has no realistic alternative but to do so.
Those charged with governance are responsible for overseeing the Group and Company’s financial reporting process.
Auditor’s responsibilities for the audit of the consolidated financial statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.
Further details relating to our work as auditor is set out in the Scope of Responsibilities Statement contained in the appendix of this report, which is to be read as an integral part of our report.
Our report is made solely to the Company’s members, as a body, in accordance with the terms of our engagement. Our audit work has been undertaken so that we might state to members those matters we are required to state to them in an auditor’s report and for no other purpose. We do not accept or assume responsibilities to anyone other than the members as a body, for our audit work, for this report, or for the opinions we have formed.

Michael Gibbons
for and on behalf of
KPMG
Chartered Accountants, Statutory Audit Firm
1 Stokes Place, St Stephen’s Green, Dublin 2, Ireland
26 March 2019

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Consolidated income statement
For the year ended 31 December 2018

		Year ended 31 December 2018	Year ended 31 December 2017
	Notes	£m	£m
Revenue
Rental income	6	182.5	188.7
Hotel revenue	6	75.5	23.5
Interest income from loans secured by real estate	6,8	0.1	6.9
		258.1	219.1
Property related expenses [1]		(48.7)	(42.9)
Hotel cost of sales		(51.9)	(19.0)
		(100.6)	(61.9)
Gross profit		157.5	157.2

Gain on sale of investment and development property and loan collateral	7	34.7	7.2
Net change in fair value of investment and development property	11,14	(22.4)	68.6
Net change in fair value of loans secured by real estate	12	5.2	3.3
		175.0	236.3
Expenses
Administrative expenses		(20.8)	(32.1)
Investment management fee	26	(11.6)	(15.6)
		(32.4)	(47.7)
Results from operating activities before financing income and costs		142.6	188.6
Interest income from cash and cash equivalents	8	0.1	0.4
Finance costs	9	(57.9)	(51.9)
Net finance expense		(57.8)	(51.5)
Share of loss of equity-accounted investees, net of tax	31	(9.5)	-
Profit before taxation		75.3	137.1
Taxation	10	(9.1)	(5.6)
Profit for the year after taxation		66.2	131.5
The accompanying notes form an integral part of these consolidated financial statements.
Footnote:

1.	Included in property related expenses are bad debt expenses of £0.7 million (year ended 31 December 2017: £0.9 million).

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Consolidated statement of comprehensive income
For the year ended 31 December 2018

		Year ended 31 December 2018	Year ended 31 December 2017
	Notes	£m	£m
Profit for the year after taxation		66.2	131.5

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences	25A	11.9	42.4
Hedge of net investment in foreign operations	25A	(7.1)	(33.7)
		4.8	8.7
Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment	13	28.9	4.7
Other comprehensive income for the year		33.7	13.4

Total comprehensive income for the year, net of tax		99.9	144.9

Profit attributable to:
Owners of the Company		66.2	131.4
Non-controlling interests	3A(iii)	-	0.1
		66.2	131.5

Total comprehensive income attributable to:
Owners of the Company		99.9	144.8
Non-controlling interests	3A(iii)	-	0.1
		99.9	144.9
The accompanying notes form an integral part of these consolidated financial statements.

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Consolidated balance sheet
As at 31 December 2018

		31 December 2018	31 December 2017
	Note	£m	£m
Non-current assets
Investment and development property	11	2,356.6	2,615.1
Loans secured by real estate	12	30.9	64.3
Property, plant and equipment	13	263.6	79.3
Investment in equity-accounted investees	31	66.4	-
Derivative financial assets	21	0.2	-
Deferred tax asset	10E	6.7	6.5
		2,724.4	2,765.2
Current assets
Assets held-for-sale	14	40.1	160.0
Inventories	15	0.7	0.4
Rent and other receivables	16	44.6	53.0
Cash and cash equivalents	17	256.6	144.3
		342.0	357.7
Total assets		3,066.4	3,122.9
Current liabilities
Trade and other payables	18	(66.5)	(69.7)
Deferred income	19	(26.9)	(31.3)
Borrowings	20	(107.3)	(19.0)
		(200.7)	(120.0)
Non-current liabilities
Trade and other payables	18	(5.1)	(4.3)
Borrowings	20	(1,659.4)	(1,690.1)
Derivative financial liabilities	21	(46.7)	(57.0)
Deferred tax liability	10E	(6.0)	(5.5)
		(1,717.2)	(1,756.9)
Total liabilities		(1,917.9)	(1,876.9)
Net assets		1,148.5	1,246.0
Equity
Stated capital	23A	1,325.1	1,222.1
Foreign currency translation reserve	25A	38.0	33.2
Revaluation reserve	25B	36.8	7.9
Share-based payments reserve	25C	2.8	0.7
Retained deficit		(254.2)	(18.0)
Equity attributable to owners of the Company		1,148.5	1,245.9
Non-controlling interests	3A(iii)	-	0.1
Total equity		1,148.5	1,246.0
On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
26 March 2019
The accompanying notes form an integral part of these consolidated financial statements.

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Consolidated statement of changes in equity
For the year ended 31 December 2018

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained deficit	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2018	1,222.1	33.2	7.9	0.7	(18.0)	1,245.9	0.1	1,246.0
Profit for the year	-	-	-	-	66.2	66.2	-	66.2
Other comprehensive income	-	4.8	28.9	-	-	33.7	-	33.7
Total comprehensive income for the year	-	4.8	28.9	-	66.2	99.9	-	99.9
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Issue of ordinary shares	103.0	-	-	-	-	103.0	-	103.0
Share based settlement of investment management fee (Note 26B(i))[1]	-	-	-	2.1	-	2.1	-	2.1
Dividends (Note 24)[2]	-	-	-	-	(302.4)	(302.4)	(0.1)	(302.5)
	103.0	-	-	2.1	(302.4)	(197.3)	(0.1)	(197.4)
Balance as at 31 December 2018	1,325.1	38.0	36.8	2.8	(254.2)	1,148.5	-	1,148.5

The accompanying notes form an integral part of these consolidated financial statements.

Footnotes:

1.
Net movement in share-based payment reserve representing reversal of £0.7 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £2.8 million.

2.	Dividends comprise amounts paid for cash during the year ended 31 December 2018 totalling £234.0 million and a further £68.5 million was distributed to settle amounts due to the parent company.

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Consolidated statement of changes in equity
For the year ended 31 December 2017

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/(deficit)	Total
	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2017	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9
Profit for the year	-	-	-	-	131.4	131.4	0.1	131.5
Other comprehensive income	-	8.7	4.7	-	-	13.4	-	13.4
Total comprehensive income for the year	-	8.7	4.7	-	131.4	144.8	0.1	144.9
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share based settlement of investment management fee (Note 26A(i))[1]	-	-	-	(1.2)	-	(1.2)	-	(1.2)
Dividends (Note 24)[2]	-	-	-	-	(433.1)	(433.1)	(0.5)	(433.6)
	-	-	-	(1.2)	(433.1)	(434.3)	(0.5)	(434.8)
Balance as at 31 December 2017	1,222.1	33.2	7.9	0.7	(18.0)	1,245.9	0.1	1,246.0

The accompanying notes form an integral part of these consolidated financial statements.

Footnotes:

1.
Net movement in share-based payment reserve representing reversal of £1.9 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £0.7 million.

2.	Dividends comprise amounts paid for cash during the year ended 31 December 2017 totalling £416.3 million and the closing dividend payable in connection with the merger totalling £16.8 million.

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Consolidated cash flow statement
For the year ended 31 December 2018

		Year ended 31 December 2018	Year ended 31 December 2017
	Notes	£m	£m
Cash flows from operating activities
Profit for the year		66.2	131.5
Adjustments for:
Net change in fair value of investment and development property	11	22.4	(68.6)
Net change in fair value of loans secured by real estate	12	(5.2)	(3.3)
Gain on sale of investment and development property	7	(34.7)	(7.2)
Finance cost, net of interest income		54.5	42.8
Amortisation of lease incentive		(5.5)	(8.5)
Amortisation of loan fees	9	2.4	3.7
Amortisation of bond discount, net of amortisation of bond premia	9	0.4	0.2
Taxation	10C	9.1	5.6
Depreciation	13	9.5	4.2
Impairment of accounts receivable expense		0.7	0.8
Investment management fee expense		2.1	(1.2)
Share of loss of equity-accounted investees	31	9.5	-
Operating cash flows before movements in working capital		131.4	100.0
Decrease/(increase) in rent and other receivables		13.2	(12.8)
(Increase) in inventories		(0.1)	(0.1)
(Decrease) in deferred rental income		(4.1)	(5.4)
(Decrease) in trade and other payables		(3.8)	-
Cash generated from operations before interest and taxation		136.6	81.7
Interest received		0.3	7.4
Interest paid		(52.4)	(52.9)
Derivative instruments		(12.2)	(11.8)
Tax paid		(4.9)	(12.0)
Cash flows generated from operating activities		67.4	12.4
Investing activities
Acquisition of/improvement to investment and development property		(111.7)	(105.5)
Disposal of investment and development property		454.4	191.7
Capital expenditure on property, plant and equipment		(6.8)	(4.5)
Investment in equity-accounted investees		(60.8)	-
Repayment of loans secured by real estate	12	-	7.8
Investment in loans secured by real estate	12	(0.9)	(0.4)
Cash flows from investing activities		274.2	89.1

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Consolidated cash flow statement (continued)

		Year ended 31 December 2018	Year ended 31 December 2017
	Notes	£m	£m
Financing activities
Proceeds from borrowings	20A	150.3	281.9
Amounts receivable from related party		(53.5)	-
Repayments of secured borrowings	20A	(83.6)	(281.8)
Transaction costs related to loans and borrowings		(0.6)	(2.2)
Dividends paid	24	(250.8)	(416.3)
Cash flows used in financing activities		(238.2)	(418.4)
Net increase/(decrease) in cash and cash equivalents		103.4	(316.9)
Cash and cash equivalents at beginning of year	17	144.3	456.5
Cash acquired on acquisition of a business		8.3	-
Foreign exchange movements		0.6	4.7
Cash and cash equivalents at the reporting date	17	256.6	144.3

The accompanying notes form an integral part of these consolidated financial statements.

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Notes to consolidated financial statements
For the year ended 31 December 2018

1.	General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. The Group comprises the Company and its subsidiaries (collectively the ‘Group’ and individually ‘Group companies’).
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands.
The Company invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management and strategic acquisitions.

2.	Basis of preparation

A.	Statement of compliance
The consolidated financial statements (the ‘financial statements’) for the year ended 31 December 2018 have been prepared on the basis of the accounting policies set out below. These financial statements give a true and fair view of the assets, liabilities, financial position and profit of the Company and its subsidiaries included in the consolidation taken as a whole.
The consolidated financial statements included in this report have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (‘IFRS’). The Company has not early adopted any forthcoming IASB standards. Note 4 sets out the details of such upcoming standards.
The consolidated financial statements have been prepared on a basis consistent with the prior year, having considered the impact of newly adopted standards as set out in Notes 4 and 33.
B. Basis of measurement
The consolidated financial statements are for the year ended 31 December 2018 and have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.
C. Functional and presentational currency
The consolidated financial statements are presented in Pound Sterling as this is the Company’s functional currency. All financial information presented in Pound Sterling has been rounded to the nearest million, and presented to one decimal place, except where otherwise stated.
D. Use of estimates and judgements
The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.
Critical judgements in applying accounting policies that have the most significant effect on amounts recognised in the financial statements in the year ending 31 December 2018 include management’s estimates of the fair value of investment and development property (Note 11), loans secured by real estate (Note 12), land and buildings within property, plant and equipment (Note 13) and Investments in equity-accounted investees (Note 31).

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3.	Significant accounting policies
There are a number of new standards or amendments which are effective for the Group for the first time for the financial year. Further information is set out in Note 33.
The changes in accounting policies are also expected to be reflected in the Group’s consolidated financial statements as at and for the year ended 31 December 2018.
A. Basis of consolidation
(i). Subsidiaries
Subsidiaries are those entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.
(ii). Business combinations
The Group acquires subsidiaries that may own investment and development property or carry on businesses, including the ownership of hotels or other forms of own-use assets. At the time of acquisition, the Group considers whether each acquisition represents the acquisition of a business or the acquisition of an asset. The Group accounts for an acquisition as a business combination where an integrated set of activities is acquired in addition to the property. More specifically, consideration is given as to the extent to which significant processes are acquired and, in particular, the extent of services provided by the subsidiary.
When the acquisition of subsidiaries does not represent a business, it is accounted for as an acquisition of a group of assets and liabilities. The cost of the acquisition is allocated to the assets and liabilities acquired based upon their relative fair values, and no goodwill or related deferred tax is recognised.
Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognised in profit or loss.
(iii). Non-controlling interests
Non-controlling interests (‘NCI’) are measured at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.
Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.
(iv). Interests in equity-accounted investees
The Group’s interests in equity accounted investees comprises interests in joint ventures.
A joint venture is an arrangements in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.
Interests in joint ventures are accounted for using the equity method. They are initially recognised at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group’s share are the profit or loss and OCI of equity-accounted investees, until the date on which significant influence or joint control ceases.
(v). Transactions eliminated on consolidation
Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated.

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B. Property acquisitions and business combinations
Where property is acquired, via corporate acquisitions or otherwise, management considers the substance of the assets and activities of the acquired entity in determining whether the acquisition represents the acquisition of a business.
The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in profit or loss. Any excess of the purchase price of business combinations over the fair value of the assets, liabilities and contingent liabilities and resulting deferred taxes thereon is recognised as goodwill.
Where the Group judges that an acquisition is a business combination it uses the acquisition method of accounting in accordance with IFRS 3 Business Combinations at the date that control is transferred to the Group (see policy A(ii)). The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any excess of the purchase price of business combinations over the fair value of the assets and liabilities is recognised as goodwill. Any gain arising on a bargain purchase is recognised in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. Any goodwill that arises is tested annually for impairment.
Where such acquisitions are not judged to be an acquisition of a business, they are not accounted for as business combinations. Instead, the cost of acquisition is allocated between the identifiable assets and liabilities of the entity based on the relative fair values at the acquisition date. Accordingly, no goodwill or additional deferred taxation arises.
C. Foreign currency translation
Items included within the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (its ‘functional currency’).
(i). Transactions and balances
Transactions in currencies other than an entity’s functional currency are recorded at the exchange rate prevailing at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss for the financial period (see policy C(ii)).
(ii). Foreign operations
The assets and liabilities of foreign operations are translated to Pound Sterling at the exchange rate prevailing at the reporting date. The revenues and expenses of foreign operations are translated to Pound Sterling at rates approximating to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on re-translation are taken to other comprehensive income (‘OCI’) and then accumulated in a separate foreign currency translation reserve.
When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCIs. When the Group disposes of any part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

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D. Revenue recognition
Revenue includes rental income and other property related revenue, service charges and management charges from properties, hotel revenue and interest income from loans secured by real estate.
(i). Rental income
Rental income is accounted for in accordance with IAS 17.
Rental income from operating leases on investment property is recognised on a straight-line basis over the lease term. When the Group provides incentives to its tenants, the cost of incentives is recognised over the lease term, on a straight-line basis, as a reduction of rental income. The lease term is the non-cancellable period of the lease together with any further term for which the tenant has the option to continue the lease, where, at the inception of the lease, the directors are reasonably certain that the tenant will exercise the option.
Contingent rents, which are dependent on the turnover levels of lessees are recognised as income in the periods in which they are earned. Any financial statement impact of rent reviews are recognised when such rent reviews have been agreed with the tenants. Surrender premia received are classified as rental income.
Lease incentives are recognised as an integral part of the net consideration for use of the property and are amortised on a straight line basis over the term of the lease, or the period to the first tenant break, if shorter, unless there is reasonable certainty that the break will not be exercised.
Income arising from expenses recharged to tenants is recognised in the period in which the compensation becomes receivable. Service and management charges and other such receipts are included in rental income gross of the related costs, as the directors consider the Group acts as principal in this respect.
(ii). Interest income on loans secured by real estate
Interest income is accounted for in accordance with IFRS 9.
Interest income on loans secured by real estate is recognised in profit or loss on an effective interest rate basis over the period to expected maturity.
(iii). Hotel revenue
Hotel revenue is accounted for in accordance with IFRS 15.
Hotel revenue represents sales (excluding VAT and similar taxes) of goods and services, net of discounts, provided in the normal course of business and recognised when services have been rendered. Such revenues typically include rental of rooms, food and beverage sales and other ancillary revenues from hotels owned by the Group. Revenue is recognised when rooms are occupied and food and beverages are sold.
E. Employee benefits
(i). Short-term employee benefits
Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.
(ii). Defined contribution plans
Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognised as an asset to the extent that a cash refund or reduction in future payments is available.
F. Interest income from cash and cash equivalents
Interest income from cash and cash equivalents is recognised as it accrues in profit or loss, using the effective interest rate method.
G. Finance costs
Finance costs comprise interest expense on borrowings (including amortisation of deferred debt issue costs, and amortisation of discounts and premia on corporate bonds) and are recognised in profit or loss using the effective

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interest method. All interest expense on borrowings is recognised in profit or loss in the period in which it is incurred, unless it is directly related to investment property under development in which case it is capitalised.

H. Taxation
Income tax expense comprises current and deferred tax. It is recognised in profit or loss except to the extent that it relates to the recording of a business combination or items recognised directly in equity or in OCI.
(i). Current tax
Current tax is calculated as the expected tax payable or receivable on the taxable income or loss for the financial period, using tax rates enacted or substantively enacted at the reporting date, with any adjustments to tax payable in respect of previous years.
(ii). Deferred tax
Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and

•
temporary differences related to investments in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

The measurement of deferred tax reflects the tax consequences that follow the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. For investment and development property that is measured at fair value, the presumption that the carrying amount of investment and development property will be recovered through sale is not expected to be rebutted.
Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.
Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but the Group intends to settle current tax liabilities and assets on a net basis or the Group’s tax assets and liabilities are realised simultaneously.
A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer expected to be probable that the related tax benefit will be realised.
I. Dividends
Dividends are recognised as a liability in the period in which they become obligations of the Company.
J. Investment and development property
Property held for long-term rental yields or for capital appreciation or both, and that is not occupied by the Group, is classified as investment property and recorded at fair value. Investment property also includes property that is being constructed or developed for future use as investment property (see Note 5A).
Investment property is recognised when it has been acquired and future economic benefits are expected to be derived from its ownership. Investment property is measured initially at its cost, including related transaction costs and subsequently measured at fair value with any change recognised in profit or loss.
Investment property is derecognised when it has been disposed of or permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset would result in either gains or losses at the retirement or disposal of the investment property. Any gains or losses are recognised in the income statement in the year of retirement or disposal. Any gain or loss on

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disposal of an investment property (calculated as the difference between the proceeds from disposal, net of selling costs, and the carrying amount of the item) is recognised in profit or loss.
Properties that are currently being developed or that are to be developed in the near future are held as development properties. These properties are initially valued at cost. Any direct expenditure on development properties is capitalised and the properties are then valued by external valuers at their respective fair value at each reporting date.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
Valuations reflect, when appropriate, the type of tenants actually in occupation or responsible for meeting lease commitments or likely to be in occupation after letting vacant accommodation, the allocation of maintenance and insurance responsibilities between the Group and the lessee, and the expected remaining economic life of the property. When rent reviews or lease renewals are pending with anticipated reversionary increases, it is assumed that all notices, and when appropriate counter-notices, have been served validly and within the appropriate time.
K. Property, plant and equipment
Land and buildings are initially measured at cost plus any costs that are directly attributable to acquiring, and thereafter they are measured at fair value (see Note 5C).
Revaluation gains are credited to other comprehensive income and accumulated in equity within a revaluation reserve unless representing the reversal of an impairment of the same asset previously recognised in profit or loss, in which case the reversal is recognised in profit or loss. A decrease arising as a result of a revaluation is recognised as an expense to the extent that it exceeds any amount previously credited to the revaluation surplus relating to the same asset. Any gain recognised in OCI is not re-classified into the profit or loss upon disposal of the associated asset.
Other items of property, plant and equipment are stated at cost less depreciation and any impairment. Depreciation and any impairment losses are recognised in profit or loss. Repairs and maintenance costs are expensed as incurred. Any gain or loss on disposal of an item of property, plant and equipment is recognised in profit or loss.
All property, plant and equipment (excluding land, which is not depreciated) are depreciated to residual value over their estimated useful lives, namely:

•	Buildings 40 years

•	Fixtures, fittings and equipment 5 – 10 years

•	Property, plant and equipment 5 – 10 years
All depreciation is charged on a straight-line basis.
L. Expenses
Expenses are recognised in the profit or loss in the period in which they are incurred on an accruals basis.
M. Inventories
Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on a first-in, first-out basis.
N. Assets held-for-sale
Non-current assets, or disposal groups comprising assets and liabilities, are classified as held-for-sale if it is highly probable that they will be recovered primarily through sale rather than through continuing use.
Such assets, or disposal groups, are generally measured at the lower of their carrying amount and fair value less costs to sell. Any impairment loss on a disposal group is allocated first to goodwill, and then to the remaining assets and liabilities on a pro rata basis, except that no loss is allocated to inventories, financial assets, deferred tax assets, employee benefit assets or investment property, which continue to be measured in accordance with the Group’s other

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accounting policies. Impairment losses on initial classification as held-for-sale or held-for-distribution and subsequent gains and losses on re-measurement are recognised in the profit or loss.
Once classified as held-for-sale, intangible assets and property, plant and equipment are no longer amortised or depreciated.
O. Borrowings
All borrowings are initially recognised at fair value less directly attributable transaction costs. After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest method (see Note 5D).
P. Financial instruments
(i). Non-derivative financial assets
The Group initially recognises loans secured by real estate on the date that they are purchased. All other financial assets are recognised initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.
The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in such transferred financial assets that is created or retained by the Group is recognised as a separate asset or liability.
The Group classifies its cash and cash equivalents and rent and other receivables as loans and receivables which are measured at amortised cost, with loans secured by real estate being designated at fair value through the profit or loss.
At 31 December 2018 the Group had the following non-derivative financial assets:
(a). Cash and cash equivalents
Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. These assets are initially measured at fair value less initial direct costs and subsequently at amortised cost.
(b). Rent and other receivables
Rent and other receivables are initially recognised at fair value less initial direct costs, which is usually the original invoiced amount and subsequently carried at amortised cost using the effective interest method less provision made for impairment, if applicable.
Loss allowances for rent and other receivables are always measured at an amount equal to the lifetime expected credit loss.
(c). Loans secured by real estate
Loans secured by real estate have been designated to be measured at fair value through profit or loss as the assets are managed, evaluated and reported internally on a fair value basis.
Any related initial direct costs relating to these loans are charged immediately as an expense through profit or loss.
Interest income is accreted to profit or loss separately using the effective interest rate method (see policy D(ii)).
(ii). Non-derivative financial liabilities
All non-derivative financial liabilities are recognised initially at the date that the Group becomes a party to the contractual provisions of the instrument and are measured initially at fair value less initial direct costs and subsequently measured at amortised cost. The Group derecognises a financial liability when its contractual obligations are discharged, cancelled or expire.
(iii). Derivative financial instruments and net investment hedge accounting
The Group uses a variety of derivative instruments to mitigate certain interest rate and foreign currency financial risks including interest rate caps, cross-currency swaps and foreign currency forward contracts and foreign currency zero

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premium options. The Group does not enter into derivative contracts for speculative purposes. Derivative instruments are used for hedging purposes to alter the risk profile of an existing underlying exposure of the Group in line with its risk management policies. All derivatives are recognised at fair value. The treatment of the change in fair value depends on whether the derivative is designated as a hedging instrument, the nature of the item being hedged and the effectiveness of the hedge (see Note 5E).
Derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative.
(a). Net investment hedges
The Group designates foreign currency forward contracts, zero-cost foreign currency options, interest rate cross-currency swaps and certain foreign currency denominated corporate debt as hedges of its net investment in foreign operations. At inception, the Group documents the relationship between the hedging instrument and the hedged items, its risk management objectives and the strategy for undertaking the transaction. The Group also documents its assessment of whether the hedging instrument is highly effective in offsetting changes in fair value or cash flows of hedged items, both at inception and future periods. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognised in OCI. The gain or loss relating to the ineffective portion is recognised immediately in profit or loss within finance income or costs as appropriate. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or if the foreign operation is sold then hedge accounting is discontinued prospectively and gains or losses accumulated in OCI are reclassified to profit or loss.
(b). Master netting or similar agreements
The derivatives do not meet the criteria for offsetting in the balance sheet. This is because the Group does not have any currently legally enforceable right to offset recognised amounts, because the right to offset is enforceable only on the occurrence of future events such as credit events.
Q. Share-based payments
The Group enters into equity-settled share-based payment arrangements in respect of services provided to it by KW Investment Management Ltd (the ‘Investment Manager’). The Company recognises an obligation where the method of settlement of the award is dependent on the achievement of a market-based performance condition which is outside of the control of the Company, and the award may be settled either through market purchase of shares or the issue of shares.
(i). Investment management fee
In relation to the Investment Manager’s management fee at grant date, the monetary value of the award it will receive is dependent on a non-market performance condition, being the European Public Real Estate Association Net Asset Value (“EPRA NAV”) at each quarter end.
The award is accounted for as an equity settled share based payment arrangement. The cost of the services received in respect of the shares is recognised in the profit or loss over the vesting period, with a corresponding credit to equity.
(ii). Performance fee
The performance fee arrangement is accounted for as an equity settled share based payment arrangement. The grant date is 1 January and on that date, the Company estimates the grant date fair value of each equity instrument and the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied, resulting in the initial estimate of the total share based payment cost which is expensed over the vesting period. Subsequent to the initial recognition and measurement, the estimate of the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied is revised during the vesting period, that is, the period from 1 January to 31 December. The share based payment cost is based on the fair value of the number of equity instruments issued upon satisfaction of these conditions.
R. Stated capital
(i). Ordinary shares
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from the stated capital account included in equity.

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S. Provisions
Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability.

4.	New standards and interpretations not yet adopted
A number of new standards, amendments to standards and interpretations are effective for future annual reporting periods of the Group, and have not been applied in preparing the consolidated financial statements. The upcoming standards are set out below and, save as outlined below, the Group is currently assessing their potential impact. The Group does not plan to early-adopt any of the standards set out below.
A. New/Revised International Financial Reporting Standards

Effective date[1]

IFRS 16: Leases	1 January 2019
IFRIC 23: Uncertainty over Tax Treatments [2]	1 January 2019
Prepayment Features with Negative Compensation (Amendments to IFRS 9)	1 January 2019
Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28) [2]	1 January 2019
Plan Amendment, Curtailment or Settlement (Amendments to IAS 19) [2]	1 January 2019
Annual Improvements to IFRS Standards 2015-2017 Cycle [2]	1 January 2019
Amendments to IFRS 10 and IAS 28: Sale or contribution of assets between an investor and its associate or joint venture [2]	Deferred indefinitely
IFRS 17: Insurance Contracts [2]	1 January 2021

Footnotes:

1.	The effective dates are those applying to European Union endorsed IFRS if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.

2.	Not European Union endorsed at the time of approval of the consolidated financial statements.

B. Standards issued but not yet effective
A number of new standards are effective for annual periods beginning after 1 January 2018 and earler application is permitted however, the Group has not early adopted the new or amended standards in preparing these consolidated financial statements.
(i). IFRS 16 Leases
The Group is required to adopt IFRS 16 Leases from 1 January 2019. The Group is still assessing the estimated impact that initial application of IFRS 16 will have on its consolidated financial statements.
(ii). Other standards
The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements:

•	IFRIC 23 Uncertainty over Tax Treatments.

•	Prepayment Features with Negative Compensation (Amendments to IFRS 9).

•	Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28).

•	Plan Amendment, Curtailment or Settlement (Amendments to IAS 19).

•	Amendments to References to Conceptual Framework in IFRS Standards.

•	IFRS 17 Insurance Contracts.

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5.	Determination of fair values
A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair value is defined in IFRS 13 Fair Value Measurement as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values have been determined for measurement and/or disclosure purposes based on the methods described below. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.
For assets and liabilities that are recognised in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.
There were no transfers between Levels 1 and 2 during the period. There were no transfers between Levels 2 and 3 during the period.
There were no changes in valuation techniques during the period.
A. Investment and development property
The fair value of investment and development property was determined by external, independent property valuers, having appropriate recognised professional qualifications and recent experience in the location and category of the property being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s investment and development property portfolio annually.
Further information about fair value assumptions applicable to investment and development property is set out in Note 11.
B. Loans secured by real estate
The fair value of loans secured by real estate was determined with reference to the underlying collateral value determined by external, independent property valuers, as outlined in Note 5A.
Further information about fair value assumptions applicable to loans secured by real estate is set out in Note 12.
C. Land and buildings
The fair value of these own-use assets was determined by external, independent valuers, having appropriate recognised professional qualifications and recent experience in the location and category of the asset being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s land and buildings annually.
Further information about fair value assumptions applicable to land and buildings is set out in Note 13.
D. Borrowings
The valuation technique used in the disclosures for borrowings and other debt is a comparison of debt stock to the marginal cost of debt (from main funding markets) in addition to discounting using the zero coupon discount curve of the relevant currency.

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Further information about borrowings is set out in Note 20.
E. Derivative financial instruments
The fair value of forward foreign currency contracts is based on independent third party valuations.
Fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds), adjusting for credit risk where appropriate.
The fair value of foreign currency options is based on independent third party valuations. Fair value is estimated using a variant of the Black-Scholes model tailored for currency derivatives. The net present value of expected future cash flows is calculated based on observable market foreign exchange volatility, foreign exchange rates and interest rates, adjusting for credit risk, where appropriate.
Further information about fair value assumptions applicable to derivative financial instruments is set out in Note 21.
F. Investments in equity-accounted investees
Notwithstanding the equity method being applied, the investee invests in investment and development property under development. Such underlying investments are valued as described in Note 5A.

6.	Operating segments
A. Basis of segmentation
The Group is organised into three business segments, against which the Group reports its segmental information, being investment properties, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
Revenue has been determined to be a key performance indicator, as set out in the tables in this note. As such the Group is satisfied that sufficient disclosures have been made to comply with the requirements of IFRS 15.
The following summary describes the operations of each reportable segment:

Segment	Description
Investment property	Property used primarily for the purpose of generating rental income and comprising office, retail, leisure, industrial and residential real estate assets
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%
Hotels
Ownership of hotels, namely Fairmont St Andrews Hotel (United Kingdom), six Park Inn hotels (United Kingdom) and the Shelbourne Hotel (Ireland), and the ownership and management of the Portmarnock Hotel and Golf Links (Ireland).

There are varying levels of integration between the investment property and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of investment property is net operating income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.
The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.

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The Group’s key performance measure of underlying performance of the hotel sector is net operating income as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.
B. Information about reportable segments
I. Profit before tax for the year ended 31 December 2018

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m
Revenue
Rental income	182.5	-	-	182.5	-	182.5
Hotel revenue	-	-	75.5	75.5	-	75.5
Interest income from loans secured by real estate	-	0.1	-	0.1	-	0.1
	182.5	0.1	75.5	258.1	-	258.1
Property related expenses	(48.7)	-	-	(48.7)	-	(48.7)
Hotel cost of sales	-	-	(51.9)	(51.9)	-	(51.9)
Administrative costs	-	-	(13.5)	(13.5)	-	(13.5)
Net operating income	133.8	0.1	10.1	144.0	-	144.0
Net change in the fair value of investment and development property	(22.4)	-	-	(22.4)	-	(22.4)
Gain on sale	34.7	-	-	34.7	-	34.7
Net change in the fair value of loans secured by real estate	-	5.2	-	5.2	-	5.2
	146.1	5.3	10.1	161.5	-	161.5
Overhead costs
Administrative expenses	(5.1)	(0.2)	-	(5.3)	(2.0)	(7.3)
Investment management fee	-	-	-	-	(11.6)	(11.6)
	(5.1)	(0.2)	-	(5.3)	(13.6)	(18.9)
Results from operating activities before financing income and costs	141.0	5.1	10.1	156.2	(13.6)	142.6
Interest income from cash and cash equivalents	-	-	-	-	0.1	0.1
Finance costs	(21.4)	-	-	(21.4)	(36.5)	(57.9)
	(21.4)	-	-	(21.4)	(36.4)	(57.8)
Segment profit/(loss) before tax	119.6	5.1	10.1	134.8	(50.0)	84.8

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II. Profit before tax for the year ended 31 December 2017

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m
Revenue
Rental income	188.7	-	-	188.7	-	188.7
Hotel revenue	-	-	23.5	23.5	-	23.5
Interest income from loans secured by real estate	-	6.9	-	6.9	-	6.9
	188.7	6.9	23.5	219.1	-	219.1
Property related expenses	(42.7)	(0.2)	-	(42.9)	-	(42.9)
Hotel cost of sales	-	-	(19.0)	(19.0)	-	(19.0)
Administrative costs	-	-	(5.1)	(5.1)	-	(5.1)
Net operating income	146.0	6.7	(0.6)	152.1	-	152.1
Net change in the fair value of investment and development property	68.6	-	-	68.6	-	68.6
Gain/(loss) on sale and other gains	7.2	-	-	7.2	-	7.2
Net change in the fair value of loans secured by real estate	-	3.3	-	3.3	-	3.3
	221.8	10.0	(0.6)	231.2	-	231.2
Overhead costs
Administrative expenses	(5.3)	(0.2)	-	(5.5)	(21.5)	(27.0)
Investment management fee	-	-	-	-	(15.6)	(15.6)
	(5.3)	(0.2)	-	(5.5)	(37.1)	(42.6)
Results from operating activities before financing income and costs	216.5	9.8	(0.6)	225.7	(37.1)	188.6
Interest income from cash and cash equivalents	-	-	-	-	0.4	0.4
Finance costs	(19.3)	-	-	(19.3)	(32.6)	(51.9)
	(19.3)	-	-	(19.3)	(32.2)	(51.5)
Segment profit/(loss) before tax	197.2	9.8	(0.6)	206.4	(69.3)	137.1

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III. Assets/(liabilities) at 31 December 2018

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m1	£m	£m	£m	£m2,3	£m
Assets
Current assets	170.7	-	21.7	192.4	149.6	342.0
Total segment assets	2,533.9	30.9	285.7	2,850.5	215.9	3,066.4
Liabilities
Total segment liabilities	(827.4)	-	(89.9)	(917.3)	(1,000.6)	(1,917.9)
IV. Assets/(liabilities) at 31 December 2017

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m1	£m	£m	£m	£m2	£m
Assets
Current assets	319.9	0.9	4.7	325.5	32.2	357.7
Total segment assets	2,940.9	65.2	84.7	3,090.8	32.1	3,122.9
Liabilities
Total segment liabilities	(834.8)	-	(12.5)	(847.3)	(1,029.6)	(1,876.9)
Footnotes:

1.	Investment property under development, as identified in Note 11A(ii) is allocated into a segment based on the current expected future use.

2.
Within current assets the ‘Corporate’ category comprises primarily cash and cash equivalents and within total segment assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total segment liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

3.	Within total segment assets the ‘Corporate’ category also includes Investments in Equity-accounted Investees.

C. Geographic information
Consistent with the prior year, the investment property segment includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Assets located in Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.

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I. Revenue

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m
United Kingdom
Rental income	111.9	115.5
Hotel revenue	33.7	15.1
Interest income on loans secured by real estate	0.1	4.8
Gain on sale of investment property and loan collateral	3.1	4.5
Net change in fair value of investment and development property	(25.6)	33.3
Net change in fair value of loans secured by real estate	-	3.2
	123.2	176.4
Ireland
Rental income	48.0	49.1
Hotel revenue	41.8	8.4
Interest income on loans secured by real estate	-	2.1
Gain on sale of investment property and loan collateral	22.6	2.7
Net change in fair value of investment and development property	0.7	25.1
Net change in fair value of loans secured by real estate	5.2	0.1
	118.3	87.5
Rest of Europe
Rental income	22.6	24.1
Hotel revenue	-	-
Interest income on loans secured by real estate	-	-
Gain on sale of investment property and loan collateral	9.0	-
Net change in fair value of investment and development property	2.5	10.2
Net change in fair value of loans secured by real estate	-	-
	34.1	34.3
Total
Rental income	182.5	188.7
Hotel revenue	75.5	23.5
Interest income from loans secured by real estate	0.1	6.9
Gain on sale of investment property and loan collateral	34.7	7.2
Net change in fair value of investment and development property	(22.4)	68.6
Net change in fair value of loans secured by real estate	5.2	3.3
	275.6	298.2

_____________________________________________

II. Current assets

	31 December 2018	31 December 2017
	£m	£m
United Kingdom	110.5	167.1
Ireland	52.5	85.0
Rest of Europe	29.4	72.8
	192.4	324.9
Corporate[1]	149.6	32.8
	342.0	357.7
III. Non-current assets

	31 December 2018	31 December 2017
	£m	£m
United Kingdom	1,325.1	1,493.0
Ireland	1,076.5	928.4
Rest of Europe	322.8	343.8
	2,724.4	2,765.2
Corporate[1]	-	-
	2,724.4	2,765.2
IV. Total liabilities

	31 December 2018	31 December 2017
	£m	£m
United Kingdom	402.3	441.5
Ireland	399.1	295.4
Rest of Europe	83.3	85.6
	884.7	822.5
Corporate[1]	1,033.2	1,054.4
	1,917.9	1,876.9
Footnotes:

1.
Within current and non-current assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

_____________________________________________

7.	Gain on sale of investment and development property
The accounting policy applicable to gain on sale of investment and development property is set out in Note 3J.

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m
Investment and development property
Gross proceeds on disposal	579.4	185.9
Surrender premium receivable on disposal	-	8.2
Selling costs	(7.0)	(2.4)
Net proceeds on disposal	572.4	191.7
Carrying value	(537.7)	(184.5)
Gain on disposal	34.7	7.2

8.	Finance income
The accounting policies applicable to finance income are set out in Note 3D(ii) and Note 3F.

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m

Interest income from loans secured by real estate	0.1	6.9
Interest income from cash and cash equivalents	0.1	0.4
	0.2	7.3

9.	Finance costs
The accounting policies applicable to finance costs are set out in Note 3G and Note 3P(iii).

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m

Interest on secured borrowings	18.9	16.7
Interest on unsecured €550.0 million 3.25% note	15.8	15.6
Interest on standalone unsecured £500.0 million 3.95% bond	19.0	18.7
Amortisation of loan arrangement fees	2.4	3.7
Commitment fee and interest charge on revolving credit facility	-	1.0
Bond discount amortisation, net of amortisation of bond premia	0.4	0.2
Fair value movement on derivative financial instruments	0.6	0.2
Time value movement of foreign exchange zero premium options	-	(1.90)
Foreign currency loss/(gain)	0.6	(2.50)
Bank fees and other costs	0.2	0.2
	57.9	51.9

_____________________________________________

10.	Taxation
The accounting policy applicable to taxation is set out in Note 3H.
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey and that, except as noted below, the Group does not carry on a trade in the United Kingdom or any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Italy, Spain, the United Kingdom and the United States of America and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.
Luxembourg has a corporate tax rate of 27.08% on worldwide income including capital gains. However, the Group’s future tax liability is expected to be mitigated by the Luxembourg participation exemption and debt financing.
The Group’s investment property located in Italy is held through a closed-end real estate alternative investment fund named Olimpia Investment Fund, wholly-owned by the Company and managed by Savills Investment Management Sgr Spa. Olimpia Investment Fund is exempt from Italian tax on income and gains.
The Group’s investment and development properties located in the Republic of Ireland are held through three Irish Qualifying Investor Alternative Investment Funds. During the year these funds were exempt from any direct Irish taxation on income and gains. Distributions of retained profits which are made by such Qualifying Investor Alternative Investment Funds are subject to withholding tax, applied at a rate of 20%.
The Group’s investment in KW Shelbourne Ops Ltd and KW Portmarnock Ops Ltd, companies which are domiciled in Ireland and which own the operations of the Shelbourne Hotel and the Portmarnock Hotel and Golf Links, respectively, are subject to Irish corporate tax at a rate of 12.5%.
The Group’s investment in St Andrew’s Bay Development Limited, a company domiciled in Scotland and which owns the Fairmont St Andrews Hotel, and the Group’s investment in KW Pioneer Point UK OpCo Limited, a company domiciled in the United Kingdom and which owns the operations of Pioneer Point, are subject to United Kingdom corporate tax at a rate of 19%.
The Group is subject to corporate income tax at 25% on taxable profits generated within its Spanish subsidiaries.
The Group is subject to United Kingdom income tax at 20% on rental income arising on the investment properties, after deduction of allowable debt financing and allowable expenses. The treatment of such costs and expenses is estimated in the overall tax liability for the Group and requires judgement and assumptions regarding their deductibility. The directors have considered comparable market evidence and practice in determining the extent to which such items are allowable. Taxation is currently calculated at a weighted average rate applicable to the relevant Group undertakings of 19.6% (year ended 31 December 2017: 21.0%).

_____________________________________________

C. Amounts recognised in the profit or loss

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m
Current tax expense
Current year	9.3	6.3
Change in estimates related to prior years	(0.4)	(0.1)
	8.9	6.2
Deferred taxes
Tax effect of losses not previously recognised	-	(1.7)
Tax effect of previously unrecognised deductible temporary differences	0.2	1.1
	0.2	(0.6)
Tax expense on continuing operations	9.1	5.6

D. Reconciliation of effective tax rate
The charge for the year can be reconciled to the consolidated income statement as follows:

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m
Tax expense reconciliation
Profit before tax for the year	75.3	137.1
Income tax charge using weighted average applicable tax rate of 19.6% (2017: 21.0%)	14.7	28.8
Non-taxable income	(12.6)	(16.7)
Non-taxable net fair value losses/(gains)	4.7	(6.7)
Current year losses for which no deferred tax is recognised	2.9	0.9
Tax effect of losses not previously recognised	-	(1.7)
Tax effect of previously unrecognised deductible temporary differences	0.2	1.1
Expenses disallowed	1.1	1.4
Other adjustments	(1.5)	(1.4)
Changes in estimates related to prior years	(0.4)	(0.1)
Tax charge	9.1	5.6

Analysed as arising from:
Investment and development property and operations located in the United Kingdom	4.7	4.7
Investment and development property located in Spain	-	0.4
Investment and development property and operations located in Ireland	4.9	-
Luxembourg corporate taxes	(0.5)	0.5
	9.1	5.6

_____________________________________________

E. Movement in deferred tax balances

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m

Deferred tax asset	6.7	6.5
Deferred tax liability	(6.0)	(5.5)
	0.7	1.0
Analysed as arising from:
Investment property
Opening balance	(1.8)	(2.2)
Origination and reversal of temporary differences	(0.2)	0.4
Acquired through a business combination	(0.1)	-
Closing balance	(2.1)	(1.8)
Tax losses
Opening balance	2.8	2.7
Origination and reversal of temporary differences	-	0.2
Effects of translation to presentation currency	-	(0.1)
Closing balance	2.8	2.8
	0.7	1.0

F. Unrecognised deferred tax asset
Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profits will be available against which the Group can use the benefits therefrom. The Group is only able to utilise the losses to offset taxable profits in certain discrete business streams.

	Year ended 31 December 2018	Year ended 31 December 2017
	£m	£m

Tax losses brought forward	16.3	12.4
Deductible temporary differences	4.8	5.0
	21.1	17.4
Brought forward tax losses total £70.6 million (December 2017: £55.4 million) and brought forward deductible temporary differences total £25.4 million (December 2017: £24.8 million).
The directors have established that it is uncertain whether future taxable profits would be available against which these amounts can be utilised, and therefore these amounts have been included in the balance of unrecognised deferred tax assets above.

_____________________________________________

11.	Investment and development property
The accounting policies applicable to investment and development property are set out in Note 3J and the fair value disclosures contained in Note 5A, and the accounting policies applicable to assets held-for-sale are set out in Note 3N.

	31 December 2018	31 December 2017
	£m	£m
Investment property
Opening balance	2,533.5	2,594.9
Acquisition of investment property	79.5	58.4
Disposal of investment property	(334.8)	(134.2)
Improvements to investment property	31.7	43.6
Transfer from/(to) investment property under development	(17.0)	7.3
Transfer to assets held-for-sale (Note 14)	(38.7)	(159.7)
Transfer from assets held-for-sale (Note 14)	-	11.3
Net change in fair value	(20.4)	67.9
Effects of translation to presentation currency	12.9	44.0
Closing balance	2,246.7	2,533.5

	31 December 2018	31 December 2017
	£m	£m
Investment property under development
Opening balance	81.6	80.4
Acquisition of investment property under development	-	1.8
Acquisition of investment property under development through purchase of related party	11.4	-
Disposal of investment property under development	(5.1)	-
Development expenditure	5.6	3.3
Transfer from/(to) investment property	17.0	(7.3)
Net change in fair value	(1.6)	(0.6)
Effects of translation to presentation currency	1.0	4.0
Closing balance	109.9	81.6

Disclosed as:
Carrying value of investment and development property	2,356.6	2,615.1
Assets held-for-sale (Note 14)	40.1	160.0
Adjustment in respect of straight line rent (Note 16)[1]	19.6	15.4
Fair value of investment and development property	2,416.3	2,790.5
Footnote:

1.	Included as a component of the “Rent and other receivables” balance in the consolidated balance sheet.
The cost of investment properties acquired during the year, inclusive of acquisition costs, is £79.5 million (year ended 31 December 2017: £58.4 million). The total expenditure incurred to acquire investment properties under development during the year is £11.4 million (year ended 31 December 2017: £1.8 million).

_____________________________________________

Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £2.8 million (year ended 31 December 2017: £1.5 million).
The net fair value loss of £22.4 million (December 2017: net fair value gain £68.6 million) comprises £22.0 million recognised in respect of investment and development property and £0.4 million recognised in respect of assets held-for-sale (Note 14) has been recognised in the consolidated income statement.
At 31 December 2018, the Group was contractually committed to £24.9 million (December 2017: £13.0 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
A. Valuation process
The Group utilises the staff of the Investment Manager and certain of its affiliates (the ‘Investment Manager Group’) who hold relevant internationally recognised professional qualifications and are experienced in valuing the types of properties in the applicable locations.
The valuations are based on:

•
Information provided by the Investment Manager Group including rents, lease terms, revenue and capital expenditure. Such information is derived from the Investment Manager Group’s financial and property systems and is subject to the Group’s overall control environment.

•	Valuation models used by the external valuers, including market related assumptions based on their professional judgement and market observation.
The Investment Manager reviews the valuations arrived at by the external valuers. This review includes a discussion with the Board and separately with the external valuers on the assumptions used, the process and methodology undertaken and a review of the data considered by the external valuers. The Board determines the Group’s valuation policies and procedures for property valuation.
The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s properties. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Board decides after discussions with the Group’s external valuers and the Investment Manager:

•	Whether a property’s fair value can be reliably determined;

•	Which valuation method should be applied for each property;

•
The assumptions made for unobservable inputs used in the valuation method for investment property (the major unobservable inputs are estimated rent per square foot/square metre/unit, estimated rental value and equivalent yield); and

•
The assumptions made for unobservable inputs used in the valuation method for investment property under development (the major unobservable inputs are, as appropriate to each development asset, build cost per square foot/square metre, net initial yield, sales value per square foot/square metre and price per acre).

The fair value of the Group’s investment and development property at 31 December 2018 has been arrived at on the basis of a valuation carried out at that date by our external valuers. The valuations performed by the external valuers, conform to IFRS 13 Fair Value Measurement, the Valuation Standards of the Royal Institution of Chartered Surveyors Professional Standards 2014 (the ‘RICS Red Book’) and with the International Valuation Board’s International Valuation Standards, and were arrived at by reference to market comparables for similar properties. The external valuers submit and present summary reports to the Group’s Board. The external valuers are independent and external to the Group and the Investment Manager.
Valuations are performed annually at 31 December and are performed consistently across all properties in the Group’s portfolio. A valuation is normally conducted regardless of the date of acquisition. This includes a physical inspection of all properties, at least once a year. In line with IFRS 13 all investment properties are valued on the basis of their highest and best use. When considering the highest and best use a valuer will consider, on a property by property basis, its actual and potential uses which are physically, legally and financially viable. Where the highest and best use differs from the existing use, the valuer will consider the cost and likelihood of achieving and implementing this change in arriving at its valuation.

_____________________________________________

The Group considers that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A).
The valuations have been prepared on the basis of Market Value which is defined in the RICS Valuation Standards as:
“The estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s length transaction after proper marketing wherein the parties had acted knowledgeably, prudently and without compulsion.”
Market Value as defined in the RICS Valuation Standards is the equivalent of fair value under IFRS.
(i). Investment property
To determine the value of investment property, the income approach is used. This involves applying market derived capitalisation yields to current and market derived future income streams with appropriate adjustments for income voids arising from vacancies, or rent-free periods. These capitalisation yields and future income streams are derived from comparable property and leasing transactions and are considered to be key inputs in the valuation. Other factors that are taken into account include the tenure of the property, tenancy details, planning, building and environmental factors that might affect the property. The comparison method is used for residential properties whereby the fair value is calculated using data from recent market transactions.
The following tables set out the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property.
I. 31 December 2018

Asset class	Fair value at 31 December 2018 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom – Commercial	1,216.8	Yield capitalisation	Annual rent per sq ft3 (£)	1.25	233.48	11.81
			ERV[4] per sq ft (£)	1.50	200.00	15.56
			Equivalent yield %	3.8	12.4	6.1
United Kingdom – Residential	100.5	Yield capitalisation	Annual rent per unit (£)	14,148.00	27,600.00	17,589.00
			Equivalent yield %	3.8	3.8	3.8
Ireland – Commercial	559.4	Yield capitalisation	Annual rent per sq ft (€)	7.84	255.81	32.23
			ERV per sq ft (€)	8.83	255.83	36.96
			Equivalent yield %	4.2	7.6	5.1
Ireland – Residential	162.9	Yield capitalisation	Annual rent per unit (€)	20,400.00	54,000.00	24,834.00
			Equivalent yield %	4.1	4.3	4.2
Rest of Europe	270.9	Yield capitalisation	Annual rent per sq m5 (€)	29.67	1,140.00	147.96
			ERV per sqm (€)	60.00	1,140.00	175.88
			Equivalent yield %	5.3	9.2	8.2
Total	2,310.5
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the consolidated balance sheet (Note 16).

2.	Includes assets held-for-sale (Note 14).

3.	Square feet.

4.	Estimated rental value.

5.	Square metres.

_____________________________________________

II. 31 December 2017

Asset class	Fair value at 31 December 2017 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom – Commercial	1,402.7	Yield capitalisation	Annual rent per sq ft3 (£)	1.25	220.00	11.96
			ERV[4] per sq ft (£)	1.50	220.00	13.69
			Equivalent yield %	3.2	11.7	6.3
United Kingdom – Residential	98.7	Yield capitalisation	ERV per unit (£)	14,400.00	26,600.00	17,700.00
			Equivalent yield %	3.9	3.9	3.9
Ireland – Commercial	666.7	Yield capitalisation	Annual rent per sq ft (€)	6.25	255.81	31.81
			ERV per sq ft (€)	6.25	255.83	37.71
			Equivalent yield %	4.3	7.8	5.1
Ireland – Residential	206.4	Yield capitalisation	ERV per unit (€)	17,717.00	24,279.00	22,390.00
			Equivalent yield %	4.5	5.1	4.7
Rest of Europe	335.6	Yield capitalisation	Annual rent per sq m5 (€)	34.68	1,256.33	139.77
			ERV per sqm (€)	86.40	1,000.00	176.18
			Equivalent yield %	5.6	9.0	7.6
Total	2,710.1
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the consolidated balance sheet (Note 16).

2.	Includes assets held-for-sale (Note 14).

3.	Square feet.

4.	Estimated rental value.

5.	Square metres.

6.	Discounted cash flow.

(ii). Investment property under development
Investment property under development in Ireland is valued using the Investment method, with deduction for costs necessary to complete the development. Investment property under development in the Rest of Europe is valued using the residual method which is the investment method, with a deduction for costs necessary to complete the development together with an allowance for the remaining risk.

_____________________________________________

Development land has been valued using the comparison method, arriving at a price per acre.
I. 31 December 2018

Asset class	Fair value at 31 December 2018 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	15.3	Investment	Build cost per sq ft2 (€)	252.32	252.32	252.32
			ERV per sq ft (€)	60.00	60.00	60.00
			Equivalent yield %	4.75	4.75	4.75
Development land	29.5	Comparison	Price per acre (€’000)	1,111.00	32,400	n/a

Rest of Europe
Investment property under development	61.0	Residual	Build cost per sq m (€)	954.00	954.00	954.00
			Net initial yield %	3.7	3.7	3.7
Total	105.8

II. 31 December 2017

Asset class	Fair value at 31 December 2017 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	5.0	Residual	Build cost per sq ft2 (€)	128.61	128.61	128.61
			ERV per sq ft (€)	30.00	50.00	44.97
			Equivalent yield %	5.3	5.3	5.3
Development land	14.7	Comparison	Price per acre (€’000)	1,111	7,195	5,244

Rest of Europe
Investment property under development	60.4	Residual	Build cost per sq m3 (€)	1,015.00	1,015.00	1,015.00
			Sales value per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	80.1
Footnotes:

1.	Includes assets held-for-sale (Note 14).

2.	Square feet.

3.	Square metres.

_____________________________________________

B. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value for example an increase in rent may be offset by an increase in yield, resulting in no net impact on the valuation. However if the inputs move in opposite directions (for example ERV increases and equivalent yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
(i). Investment property
Rents and ERVs have a direct relationship to fair value, while equivalent yield has an inverse relationship.
The following table shows the impact on the fair value of investment property by applying a sensitivity to significant unobservable inputs.
I. 31 December 2018

	Fair value at 31 December 2018[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom	1,317.3	53.5	(52.6)	(61.1)	66.8
Ireland	722.3	29.5	(29.5)	(35.5)	39.4
Rest of Europe	270.9	10.3	(10.3)	(9.9)	10.7
	2,310.5	93.3	(92.4)	(106.5)	116.9
II. 31 December 2017

	Fair value at 31 December 2017[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom	1,501.4	62.6	(60.6)	(65.5)	71.5
Ireland	873.1	38.0	(28.9)	(42.6)	47.2
Rest of Europe	335.6	11.1	(11.2)	(10.3)	11.2
	2,710.1	111.7	(100.7)	(118.4)	129.9

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale (Note 14).

_____________________________________________

(ii). Investment property under development
An increase/decrease in costs to complete and the discount factor will decrease/increase valuations respectively.
The following table shows the impact on the fair value of investment property under development by applying a sensitivity to significant unobservable inputs used.
I. 31 December 2018

	Fair value at 31 December 2018[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	15.3	(0.2)	0.2	1.0	(1.0)	(1.1)	1.2
Development land	29.5	-	-	-	-	-	-
Rest of Europe
Investment property under development	61.0	(0.1)	0.2	3.3	(3.2)	(4.1)	4.8
	105.8	(0.3)	0.4	4.3	(4.2)	(5.2)	6.0

II. 31 December 2017

	Fair value at 31 December 2017[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	5.0	(0.5)	0.5	0.3	(0.3)	(0.3)	0.3
Development land	14.7	-	-	-	-	-	-
Rest of Europe
Investment property under development	60.4	(0.3)	0.1	3.1	(3.3)	(4.0)	4.4
	80.1	(0.8)	0.6	3.4	(3.6)	(4.3)	4.7

Footnote:

1.	Includes assets held-for-sale (Note 14).

C. Fair value of collateral
At 31 December 2018 the Group had pledged investment properties with a fair value of £1,269.5 million (December 2017: £1,300.8 million). See further details in Note 20E.

_____________________________________________

12.	Loans secured by real estate
The accounting policy applicable to loans secured by real estate is set out in Note 3P(i) and the fair value disclosures contained in Note 5B.

	31 December 2018	31 December 2017
	£m	£m

Opening balance	64.3	67.6
Additional lending	0.9	0.4
Disposal through a business combination	(39.8)	-
Repayments	-	(7.8)
Net fair value movement	5.2	3.3
Effects of translation to presentation currency	0.3	0.8
Closing balance	30.9	64.3
Loans secured by real estate are non-performing and were acquired at a discount to their nominal value reflecting their distressed state at the time of acquisition. At 31 December 2018, all of the loans are past due. None of the loans are expected to be repaid by recourse to the original borrower, although income from certain underlying collateral properties is being generated. These loans were the subject of a receivership process when acquired and thus all cash flow from the property is transferred to the Group. As a result of these factors, no disclosures are made in relation to maturity, age or interest rate risk.
The Board is responsible for determining the fair value of the loans secured by real estate annually at 31 December.
A. Valuation process
In assessing the fair value of the loans secured by real estate the Board have referenced valuations performed by the external valuers on the underlying collateral prepared in conformity with the RICS Red Book and with the International Valuation Board’s International Valuation Standards, as described in Note 11. At 31 December 2018, the value of the underlying collateral was £34.8 million (December 2017: £72.0 million).
The Group consider that all of its loans secured by real assets fall within Level 3, of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5B).
During the year, interest income totalling £0.1 million (year ended 31 December 2017: £6.9 million) was recognised in the consolidated income statement.
B. Sensitivity of measurement to variance of significant unobservable inputs
Yield has an inverse relationship to valuation. There are inter-relationships between the unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, cap rates, expected lease renewal dates, and/or expected disposal values, may be offset by an increase in yield, resulting in no net impact on the valuation.
The impact of sensitivity analysis on the loan portfolio has been determined by the Board to be immaterial.

_____________________________________________

13.	Property, plant and equipment
The accounting policy applicable to property, plant and equipment is set out in Note 3K and the fair value disclosures set out in Note 5C.
A. Reconciliation of carrying amount

	Land and buildings	Plant and equipment	Fixtures and fittings	Total
	£m	£m	£m	£m
Cost
Balance at 1 January 2017	68.3	2.1	4.2	74.6
Additions	2.9	0.7	1.1	4.7
Reclassification between categories	(1.6)	-	1.6	-
Revaluation of land and buildings	4.5	-	-	4.5
Effects of translation to presentation currency	1.1	-	-	1.1
Balance at 31 December 2017	75.2	2.8	6.9	84.9
Additions	5.4	1.8	0.7	7.9
Acquisition through business combinations	188.3	3.7	-	192.0
Reclassification between categories	(1.6)	1.6	-	-
Disposal of a business	(39.8)	-	(0.2)	(40.0)
Revaluation of land and buildings	22.8	-	-	22.8
Effects of translation to presentation currency	4.4	0.2	-	4.6
Balance at 31 December 2018	254.7	10.1	7.4	272.2

Accumulated depreciation
Balance at 1 January 2017	-	(0.9)	(0.7)	(1.6)
Write-offs	(2.4)	(0.3)	(1.5)	(4.2)
Charge for the year	2.2	(0.5)	(1.7)	-
Revaluation of land and buildings	0.2	-	-	0.2
Balance at 31 December 2017	-	(1.7)	(3.9)	(5.6)
Charge for the year	(6.5)	-	(3.0)	(9.5)
Disposal	0.4	-	-	0.4
Revaluation of land and buildings	6.1	-	-	6.1
Balance at 31 December 2018	-	(1.7)	(6.9)	(8.6)

Carrying amounts
At 31 December 2017	75.2	1.1	3.0	79.3
At 31 December 2018	254.7	8.4	0.5	263.6
There are no restrictions on title and no property, plant and equipment has been pledged as security.

_____________________________________________

B. Valuation process
The Board determines the Group’s valuation policies and procedures for the valuation of property, plant and equipment. The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s property, plant and equipment, which represents its hotel assets. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained.
The Board decides after discussions with the Group’s external valuers and the Investment Manager:

•	Whether a property’s fair value can be reliably determined;

•
Which valuation method should be applied for each asset – at 31 December 2018, the discounted cash flow methodology was applied using the projected net earnings capitalised with a market capitalisation rate and discount rate; and

•
The assumptions made for unobservable inputs used in the valuation method (the major unobservable inputs are estimated hotel net operating income, occupancy rate, discount rate, exit yield and average daily rate (‘ADR’)).

The Group considers that all of its property, plant and equipment falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5C). The table below summarises the key unobservable inputs used in the valuation of the Group’s property, plant and equipment.
I. 31 December 2018

Asset class	Fair value at 31 December 2018 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	43.4	Net operating income	£3.3m	€3.2m to €16.6m
Ireland	220.2	Occupancy %	72.0	67.5 to 90.5
		Discount rate %	8.8	7.75 to 9.75
		Exit yield %	6.8	5.75 to 7.25
		ADR		£€143.32 to €306.26
Total	263.6
II. 31 December 2017

Asset class	Fair value at 31 December 2017 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	42.3	Net operating income	£3.2m	€3.8m
Ireland	37.0	Occupancy %	72.0	82.0
		Discount rate %	8.8	10.0
		Exit yield %	6.8	7.0
		ADR	£158.04	€150.43
	79.3

Footnote:

1.	Inputs are presented in connection with a stabilised year.

There were no changes in valuation techniques during the year.

_____________________________________________

C. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, an increase in hotel net operating income may be offset by an increase in exit yield, resulting in no net impact on the valuation. However, if the inputs move in opposite directions (for example ADR increases and exit yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
I. 31 December 2018

	Fair value at 31 December 2018	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact on valuations of a 50 bps change in exit yield		Impact of a 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m
United Kingdom	43.4	4.4	(4.3)	12.2	(12.1)	(5.6)	7.6	(3.0)	3.5	10.8	(10.7)
Ireland	220.2	23.0	(22.9)	35.1	(34.6)	(5.2)	7.1	(30.6)	42.9	18.9	(18.3)
	263.6	27.4	(27.2)	47.3	(46.7)	(10.8)	14.7	(33.6)	46.4	29.7	(29.0)
II. 31 December 2017

	Fair value at 31 December 2017	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact on valuations of a 50 bps change in exit yield		Impact of a 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m
United Kingdom	42.3	4.2	(4.2)	11.7	(11.7)	(5.5)	7.5	(2.9)	3.4	10.3	(10.3)
Ireland	37.0	3.8	(3.8)	6.0	(6.0)	(2.7)	3.1	(5.1)	6.7	2.6	(2.7)
	79.3	8.0	(8.0)	17.7	(17.7)	(8.2)	10.6	(8.0)	10.1	12.9	(13.0)

14.	Assets held-for-sale
The accounting policy applicable to assets held-for-sale is set out in Note 3N. Details of the accounting policies applicable to investment and development property are set out in Note 3J, whilst fair value disclosures are set out in Note 5A, as well as Note 11.
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £40.1 million at the balance sheet date (December 2017: £160.0 million).
During the year £158.2 million of assets which were classified as held-for-sale at 31 December 2017 were sold.
At 31 December 2018 a further £38.7 million of assets held-for-sale were added to this classification.
A negative fair value movement of £0.4 million was recorded against an asset which was included in this category at 31 December 2017 and which remains unsold at 31 December 2018.

_____________________________________________

15.	Inventories
The accounting policy applicable to inventories is set out in Note 3M.

	31 December 2018	31 December 2017
	£m	£m
Current
Consumable stores	0.7	0.4
	0.7	0.4
The carrying value of inventories approximates their fair value.

16.	Rent and other receivables
The accounting policy applicable to rent and other receivables is set out in Note 3P(i)(b).

	31 December 2018	31 December 2017
	£m	£m
Current
Rent and trade receivables	15.5	16.4
Prepayments and other receivables	8.3	17.8
Straight line rent	19.6	15.4
VAT receivable	1.2	2.9
Deposits paid	-	0.5
	44.6	53.0
The Group’s exposure to credit risks and impairment losses related to rent and other receivables is disclosed in Note 22C(iii).
A. Deposits paid
At 31 December 2018 deposits totalling £Nil (31 December 2017: £0.5 million) were paid on executing purchase agreements.
B. Rent and trade receivables
The Group does not typically extend credit terms to its investment property tenants, instead requiring them to pay in advance. Consequently the Group is not exposed to a significant credit risk. Rent for investment property falls due on contractual quarter days. Rent and service charge receivables are non-interest bearing and are typically due within 30 days.
Rent on tenanted residential property falls due monthly and is also payable in advance.
The Group’s exposure to credit risk in its hotel operations is influenced mainly by the individual characteristics of each customer. There is no concentration of credit risk or dependence on individual customers. Management of the hotels has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis.
At 31 December 2018 the maximum exposure to credit risk for rent and trade receivables was £17.9 million (December 2017: £18.2 million).

_____________________________________________

17.	Cash and cash equivalents
The accounting policy applicable to cash and cash equivalents is set out in Note 3P(i)(a).

	31 December 2018	31 December 2017
	£m	£m
Current
Cash at bank and on hand	226.2	141.7
Short-term deposits	30.4	2.6
Cash and cash equivalents in the consolidated balance sheet	256.6	144.3
Cash and cash equivalents in the consolidated cash flow statement	256.6	144.3
The fair value of cash and cash equivalents at 31 December 2018 and 31 December 2017 approximates to its carrying value. There is no significant concentration of credit risk with respect to cash and cash equivalents, as the Group holds cash accounts with a number of major financial institutions where credit risk is not considered significant. The credit ratings of the financial institutions where the Group holds its balances are all investment grade according to Moodys’ ratings.
Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirement of the Group and earn interest at the respective short-term deposit rates. The effective interest rate on short-term deposits was 0.69% at 31 December 2018 (December 2017: 0.324%). All deposits are immediately available.

18.	Trade and other payables
The accounting policy applicable to trade and other payables is set out in Note 3P(ii).

	31 December 2018	31 December 2017
	£m	£m

Trade creditors and accruals	46.9	53.5
Corporate and income taxes	7.5	3.9
VAT payable	6.2	9.3
Security deposits	9.2	6.8
Other liabilities	0.9	0.5
Amounts due to parent company (Note 26)	0.9	-
	71.6	74.0

Current	66.5	69.7
Non-current	5.1	4.3
	71.6	74.0
Trade creditors and accruals primarily comprise amounts outstanding for trade purchases and ongoing costs. All amounts are interest-free.
Information about the Group’s exposure to currency risk is included in Note 22C(ii)(b) and liquidity risk is included in Note 22C(iv).

_____________________________________________

19.	Deferred income
The accounting policy applicable to deferred income is set out in Note 3P(ii).

	31 December 2018	31 December 2017
	£m	£m
Current
Deferred income	26.9	31.3
	26.9	31.3

20.	Borrowings
The accounting policies applicable to borrowings are set out in Notes 3C(i) – (ii), Note 3O, Note 3P(ii), Note 22 and the fair value disclosures set out in Note 5D.

	31 December 2018	31 December 2017
	£m	£m

Secured	783.9	733.3
Unsecured	994.1	988.5
	1,778.0	1,721.8
Unamortised borrowing costs, bonds discounts and bond premia	(11.3)	(12.7)
	1,766.7	1,709.1

Disclosed as:
Current	107.3	19.0
Non-current	1,659.4	1,690.1
	1,766.7	1,709.1

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	31 December 2018	31 December 2017
	£m	£m

Opening balance	1,709.1	1,677.2
Principal repayments on secured debt	(83.6)	(281.8)
Disposal of secured debt	(87.5)	-
Assumption of debt on business acquisition	62.2	-
Draw down of new secured debt	150.3	281.9
Borrowing costs incurred	(1.4)	(2.2)
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	2.8	3.9
Effects of translation to presentation currency	14.8	30.1
Closing balance	1,766.7	1,709.1

_____________________________________________

The tables above, together with the analysis set out in Notes 20B and 20C include unamortised borrowing costs which will be released to the consolidated income statement over the period of the associated borrowing. The analysis set out in Notes 20D and 20G excludes the effect of deducting unamortised borrowing costs.

B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	31 December 2018	31 December 2017
		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	106.1	126.2
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	-	18.9
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	70.6	70.5
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	161.5	161.2
€37.25 million mortgage borrowing[2]	22 January 2016	Euribor + 1.60%	29 December 2030	31.8	31.7
€50.0 million mortgage borrowing[2]	1 March 2016	Euribor + 1.60%	1 March 2031	37.3	37.2
€70.38 million mortgage borrowing	4 December 2017	Euribor + 1.80%	4 December 2022	63.0	62.2
€48.0 million mortgage borrowing	4 December 2017	Euribor + 1.80%	4 December 2022	-	42.4
€87.0 million mortgage borrowing	4 December 2017	Euribor + 2.00%	4 December 2022	77.8	76.9
€68.52 million mortgage borrowing	4 December 2017	Euribor + 1.80%	4 December 2022	61.3	60.5
€46.0 million mortgage borrowing	21 December 2017	Euribor + 1.50%	21 December 2022		40.2
€73.5 million mortgage borrowings	11 October 2018	1.60%	11 October 2028	65.2	-
€45.255 million mortgage borrowings	11 October 2018	1.60%	11 October 2028	40.2	-
€72.0 million mortgage borrowing	28 March 2018	2.60%	25 June 2025	64.0	-
				778.8	727.9
Unamortised borrowing costs (included above)				5.1	5.4
				783.9	733.3
Footnotes:

1.	Draw down date or date of acquisition, whichever is later.

2.	Amortising loan.
The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020. Debt service is payable quarterly on all secured borrowings.

_____________________________________________

C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	31 December 2018	31 December 2017
		%		£m	£m

£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	498.3	497.8
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	489.6	483.4
				987.9	981.2
Unamortised borrowing costs, discounts and premia				6.2	7.3
				994.1	988.5
Interest on the unsecured standalone bonds is payable annually on the anniversary of draw down.
D. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

	31 December 2018	31 December 2017
	£m	£m

Due within one year	107.6	19.8
Due between two and five years	950.3	992.6
Due between six and ten years	695.8	679.0
Due greater than ten years	24.3	30.4
Closing balance	1,778.0	1,721.8

E. Collateral
The borrowings set out in Note 20B are secured by fixed charges over certain investment and development property assets. The fair value of investment and development property over which security has been granted is £1,269.5 million (December 2017: £1,300.8 million).
The bonds are unsecured.
F. Valuation
The fair values of the Group’s mortgage debt have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates and are deemed to be valued within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).
The fair value of the Group’s bonds have been estimated with reference to the market value of these instruments at the balance sheet date and are deemed to be valued within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).

_____________________________________________

G. Interest rate profile of borrowings
I. 31 December 2018

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
	£m	£m	£m	%	Years

Gross borrowings in: Pound Sterling	838.8	106.4	732.4	3.49	3.2
Euro	939.2	273.7	665.5	2.80	6.9
	1,778.0	380.1	1,397.9	3.13	5.2
II. 31 December 2017

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
	£m	£m	£m	%	Years

Gross borrowings in: Pound Sterling	878.5	146.1	732.4	3.32	4.0
Euro	843.3	354.9	488.4	2.68	7.3
	1,721.8	501.0	1,220.8	3.00	5.7

The Group enters into derivative financial instruments to provide an economic hedge of its interest rate risk. Further details on interest rate risk are included in Note 22C(ii)(a) and the interest rate derivatives are disclosed in Note 21.
H. Financial covenants
Under the financial covenants relating to the bonds, the Group has to ensure that:

•	consolidated net indebtedness (as defined in the applicable bond prospectus) does not exceed 60% of the total asset value;

•	consolidated secured indebtedness (less cash and cash equivalents) does not exceed 50% of total asset value;

•	interest coverage ratio to be at least 1.5 to 1.0; and

•	unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).
The secured borrowings are subject to various financial covenants including LTV and debt service coverage ratios, all of which were met throughout the year.

_____________________________________________

21.	Derivative financial instruments
The accounting policy applicable to derivative financial instruments is set out in Note 3P(iii) and the fair value disclosures set out in Note 5E.

	31 December 2018	31 December 2017
	£m	£m
Non-current assets
Interest rate caps not designated as hedges	0.2	-
	0.2	-
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(3.3)	(15.6)
Interest rate cross currency swaps designated as net investment hedges	(43.4)	(38.8)
Foreign currency forward contracts designated as net investment hedges	-	(2.6)
	(46.7)	(57.0)
	(46.5)	(57.0)
The Group has entered into interest rate cap contracts with notional amounts of £93.5 million (December 2017: £116.0 million) on Sterling-denominated debt and €237.9 million (£213.7 million) (December 2017: €70.0 million or £62.2 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has also entered into foreign currency forward contracts and zero cost foreign currency options with notional amounts of €30.0 million (£22.5 million) to hedge its net investment in Euro operations (December 2017: €170.0 million or £125.4 million). The Group also entered into a cross currency swap to convert a portion of the proceeds from its £300.0 million debut senior unsecured bond into Euro. This transaction swapped £150.0 million of the bond into €210.8 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.76%.
A. Valuation process
All derivatives are initially measured at fair value at the date the derivative is entered into and are subsequently re-measured at fair value (Note 5E). Foreign currency forward contracts, zero premium foreign currency options and cross-currency swaps are designated as net investment hedges of the investment in foreign operations. Foreign currency forward contracts, cross currency swaps and foreign currency zero premium options have been highly effective with no ineffectiveness recorded. Therefore movements in their fair value are recognised directly in OCI rather than the income statement and offset the impact of retranslating the related foreign currency subsidiary balance sheet at appropriate closing rates at each reporting date, as required by IAS 21 The Effects of Changes in Foreign Exchange Rates.
The fair values of the Group’s outstanding derivative contracts have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates. This valuation technique falls within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5E).

_____________________________________________

22.	Financial instruments – fair value and risk management
The accounting policy applicable to financial instruments is set out in Note 3P and the fair value disclosures set out in Note 5.
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.
I. 31 December 2018

_____________________________________________

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate swaps used for hedging	-	0.2	-	-	-	-	-	0.2	-
Loans secured by real estate	-	30.9	-	-	-	-	-	-	30.9
	-	31.1	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	23.8	-	-	-	-
Cash and cash equivalents	-	-	-	-	256.6	-	-	-	-
	-	-	-	-	280.4	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(3.3)	-	-	-	-	-	-	(3.3)	-
Interest rate cross currency swaps designated as net investment hedges	(43.4)	-	-	-	-	-	-	(43.4)	-
	(46.7)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(783.9)	-	-	(793.5)
Unsecured bond issues	-	-	-	-	-	(994.1)	-	(973.0)	-
Trade and other payables	-	-	-	-	-	(47.3)	-	-	-
	-	-	-	-	-	(1,825.3)

_____________________________________________

II. 31 December 2017

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Loans secured by real estate	-	64.3	-	-	-	-	-	-	64.3
	-	64.3	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	34.2	-	-	-	-
Cash and cash equivalents	-	-	-	-	144.3	-	-	-	-
	-	-	-	-	178.5	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(15.6)	-	-	-	-	-	-	(15.6)	-
Interest rate cross currency swaps designated as net investment hedges	(38.8)	-	-	-	-	-	-	(38.8)	-
Foreign currency forward contracts designated as net investment hedges	(2.6)	-	-	-	-	-	-	(2.6)	-
	(57.0)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(733.3)			(736.1)
Unsecured bond issues	-	-	-	-	-	(988.5)	-	(1,095.5)	-
Trade and other payables and deferred income	-	-	-	-	-	(47.6)	-	-	-
	-	-	-	-	-	(1,769.4)

_____________________________________________

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks:

•	market risk (including interest rate risk and foreign currency risk);

•	credit risk; and

•	liquidity risk.
This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.
Save for the application of the expected credit loss model as outlined by IFRS 9 and described further in Note 33, there have been no changes in any risk management policies since 31 December 2017.
(i). Risk management framework
The Investment Manager oversees the management of these risks. All derivative activities for risk management purposes are carried out by specialist teams that have the appropriate skills, experience and supervision.
The Board reviews and agrees policies for managing each of these risks which are summarised below. The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities.
(ii). Market risk
Market risk is the risk that the fair values of financial instruments will fluctuate because of changes in market prices, due to interest rate risk, foreign exchange risk and other price risks. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising returns.
(a). Interest rate risk
Interest rate risk is the risk that the future cash flows or fair value of a financial instrument will fluctuate because of changes in market interest rates. Borrowings at variable rates expose the Group to cash flow interest rate risk whereas borrowings at fixed rates expose the Group to fair value interest rate risk. The Group is exposed to interest rate risk as entities within the Group borrow funds at both fixed and floating interest rates, as set out in Note 20G. The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings, and interest rate caps which it agrees to receive at specified intervals, the difference between variable rate interest amounts and the capped interest rate by reference to an agreed-upon notional principal amount, as well as cross-currency swaps. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring optimal hedging strategies are applied by either positioning the balance sheet or protecting interest expense through different interest rate cycles.
At 31 December 2018, after taking into account the effect of interest rate caps and the cross-currency swap, 95.9% of the Group’s floating rate borrowings were hedged (December 2017: 81.3%).
In managing interest rate risk, the Group aims to reduce the impact of short term fluctuations on the Group’s earnings, without jeopardising its flexibility. Over the longer term, changes in interest rates may have an impact on consolidated earnings.
The sensitivity analysis below has been determined based on the exposure to interest rates for both non-derivative and derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes in interest rates. For the floating rate liabilities, the analysis has been prepared assuming that the amount of the liability at each of 31 December 2018 and 31 December 2017 were outstanding for an entire year. The sensitivity has been calculated by applying the interest rate change to the variable rate borrowings, net of interest-rate caps and cash and cash equivalents.

_____________________________________________

	Impact on profit		Impact on net asset value
	31 December 2018	31 December 2017	31 December 2018	31 December 2017
	£m	£m	£m	£m
Increase of 100 bps	(2.5)	(2.1)	(2.5)	(2.1)
Decrease of 100 bps	0.6	0.6	0.6	0.6
Increase of 200 bps	(5.6)	(4.2)	(5.6)	(4.2)
Decrease of 200 bps	0.6	0.6	0.6	0.6
The Group is also exposed to interest rate risk on its cash and cash equivalents. These balances attract low interest rates and therefore a relative increase or decrease in their respective interest rates would not have a material impact on profit or loss.
(b). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date. The Group does not have foreign currency trading with cross border flows. The Group hedges a majority of its foreign currency assets naturally by funding them with borrowings in Euro and aims to ensure that it has no material unhedged net assets or liabilities denominated in a foreign currency. Profit translation is not hedged.
There are no other significant foreign currency risks impacting the Group.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	31 December 2018	31 December 2017
	£m	£m

Gross foreign currency assets	1,095.8	1,422.5
Gross foreign currency liabilities	(1,058.4)	(1,123.3)
Net exposure	37.4	299.2
Gross currency liabilities include the nominal amount of £172.5 million (December 2017: £275.4 million) of foreign exchange derivatives designated as net investment hedges. The Group has entered into a number of foreign exchange contracts including forward contracts, options and a cross-currency swap to sell €240.8 million (December 2017: €380.8 million) and buy Pound Sterling.
The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross-currency swaps as a result of possible changes in sterling to euro foreign exchange rates:

	Impact on profit		Impact on net asset value
	31 December 2018	31 December 2017	31 December 2018	31 December 2017
	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	(1.4)	(0.1)	(1.0)	(5.9)
250 bps weakening in exchange spot rate	1.4	0.1	1.0	5.9
500 bps strengthening in exchange spot rate	(2.7)	(0.2)	(1.9)	(11.8)
500 bps weakening in exchange spot rate	2.7	0.2	1.9	11.8

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(iii) Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risks from both its leasing activities and financing activities, including deposits with banks, and derivatives. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset.
(a). Rent and other receivables
Credit risk is managed by requiring tenants to pay rentals in advance. A credit assessment is carried out prior to the inception of a lease with a new counterparty and is used to determine the size of the deposit required from that tenant at inception. Rent collection is outsourced to managing agents who report regularly on payment performance. The Group has a diverse portfolio and there is no concentration of credit risk within the lease portfolio to any business sector or individual company.
Arrears are monitored regularly, and discussed at least monthly by the Investment Manager Group’s internal property management team and a strategy for dealing with significant potential defaults is presented on a timely basis by the property managers. The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of rent, trade and other receivables. The Group’s debtor recovery is consistently high and as such is deemed a low risk area.
With respect to hotel operations, the Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. There is no concentration of credit risk or dependence on individual customers. Exposure to credit risk is monitored on an ongoing basis.
The maximum exposure to credit risk of tenant and other receivables by geographic region at each balance date was as follows:

	31 December 2018	31 December 2017
	£m	£m

United Kingdom	9.8	9.6
Ireland	3.3	1.6
Rest of Europe	4.8	7.0
	17.9	18.2

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The following table provides information about the exposure to credit risk and expected credit loss (‘ECL’) for rent and trade receivables as at 31 December 2018:
I. 31 December 2018

	Weighted average loss rate	Gross carrying amount	Loss allowance	Credit impaired
	%	£m	£m

Current	-	10.5	-	No
Due 31 – 60 days	-	1.3	-	No
Due 61 – 90 days	-	0.2	-	No
Due 91 – 120 days	-	0.6	-	No
Due 121 days and more	44	5.3	2.4	Yes
		17.9	2.4	`

In transitioning to IFRS 9, the standard does not require representation of prior year financial management risk disclsoures. Accordingly the prior year comparative information in respect of allowance for impaired balances as measured under IAS 39 is as follows:
II. 31 December 2017

	Gross	Allowance for impaired balances	Net
	£m	£m	£m

Current	13.3	(0.1)	13.2
Due 31 – 60 days	2.6	(0.4)	2.2
Due 61 – 90 days	(0.4)	-	(0.4)
Due 91 – 120 days	1.0	(0.2)	0.8
Due 121 days and more	1.7	(1.1)	0.6
	18.2	(1.8)	16.4

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(b). Cash and cash equivalents
Credit risk from balances with banks is managed by the Investment Manager Group in accordance with the Investment Policy. Investments of surplus funds are made to avoid undue concentration of risks and therefore mitigate financial loss through potential counterparty failure. Cash deposits are held with investment grade rated banks which are rated Baa3 to A1, based on Moodys’ ratings.
The Group’s exposure and credit ratings of its counterparties are monitored by the Investment Manager Group throughout the period.
(c). Loan secured by real estate
Interest income is accreted to the profit or loss using the effective interest rate method. The security underlying these loans includes certain retail premises and residential assets in the Republic of Ireland. Loans secured by real estate are carried at fair value. At 31 December 2018, the value of the underlying collateral was £34.8 million (December 2017: £72.0 million). See further details in Note 12A.
(d). Derivatives
The derivatives are entered into with bank and financial institution counterparties, which are rated Baa3 to Aa3, based on Moodys’ ratings.
(iv). Liquidity risk
Liquidity risk is the risk that the Group will not be able to meets its financial obligations as they fall due.
Prudent liquidity management implies maintaining sufficient cash, the availability of funding through adequate amounts of committed credit facilities and the ability to close out market positions. The Group’s policy is to seek to minimise its exposure to liquidity risk by managing its exposure to interest rate risk and to refinancing risk. The Group seeks to borrow for as long as possible at the lowest cost.
The Group’s approach to monitoring its liquidity includes daily cash flow review and forecasting, and monthly monitoring of the maturity profile of debt, by the Investment Manager. This is also reviewed each quarter by the Board. The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank deposits, borrowings and bond financing.
A key factor in ensuring existing facilities remain available to the Group is the borrowing entity’s ability to meet the relevant facility’s financial covenants. The Group has a process to monitor regularly both current and projected compliance with its financial covenants.
(a). EMTN Programme
On 5 November 2015 the Group announced the establishment of a £2,000.0 million EMTN Programme. Under the EMTN Programme, the Group may issue, from time to time, up to £2,000.0 million of various types of debt securities in certain markets and currencies.
The table below summarises the contractual undiscounted cash flows payable under financial liabilities, derivative financial instruments and trade and other payables existing at the balance sheet date. Contracted cash flows are based on the loan balances and applicable interest rates payable on these at year end.

_____________________________________________

I. 31 December 2018

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	5.3	122.1	91.1	413.1	246.4	878.0
£500.0 million 3.95% 7 year unsecured bond	-	19.1	19.1	577.5	-	615.7
€550.0 million 3.25% 10 year unsecured note	-	16.1	16.1	48.2	526.3	606.7
Derivative financial instruments	-	-	22.5	24.2	-	46.7
Trade and other payables	35.5	7.6	1.7	1.1	1.4	47.3
	40.8	164.9	150.5	1,064.1	774.1	2,194.4
II. 31 December 2017

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	3.7	32.2	145.4	571.0	57.8	810.1
£500.0 million 3.95% 7 year unsecured bond	-	11.1	11.1	370.5	-	392.7
€550.0 million 3.25% 10 year unsecured note	-	15.9	15.9	63.4	520.2	615.4
Derivative financial instruments	-	-	12.1	44.9	-	57.0
Trade and other payables	41.3	1.8	0.9	2.0	1.6	47.6
	45.0	61.0	185.4	1,051.8	579.6	1,922.8

(v). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company (Note 23), borrowings (Note 20) and cash and cash equivalents (Note 17). Equity comprises issued share capital, reserves and retained earnings as disclosed in the consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility and unsecured bonds.
Save for the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole.
The Group is not subject to any externally imposed capital requirements.
The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.

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23.	Stated capital
The accounting policy applicable to stated capital is set out in Note 3R.
A. Authorised share capital

Ordinary shares Number
Authorised
Ordinary shares	Unlimited

Ordinary shares issued and fully paid
Shares in issue at 1 January 2018	126,133,407
Ordinary shares issued during the year	10,780,194
At 31 December 2018	136,913,601

Shares in issue at 1 January 2017	126,133,407
At 31 December 2017	126,133,407
£m
As at 1 January 2018	1,222.1
Shares issued	103.0
At 31 December 2018	1,325.1

The Company has unlimited authorised share capital of no par value.
The issued and fully paid-up ordinary shares rank equally. The holders of the ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.
B. Number of shares in issue

Number of shares	Weighted average number of shares

Year ended 31 December 2018
Number of shares in issue at 1 January 2017	126,133,407	126,133,407
Ordinary shares issued during the year	10,780,194	8,122,064
Number of ordinary shares in issue at 31 December 2018	136,913,601	n/a
Weighted average number of ordinary shares in issue for the year ending 31 December 2018	n/a	134,255,471

Year ended 31 December 2017
Number of shares in issue at 1 January 2017	126,133,407	126,133,407
Number of ordinary shares in issue at 31 December 2017	126,133,407	n/a
Weighted average number of ordinary shares in issue for the year ending 31 December 2017	n/a	126,133,407

_____________________________________________

24.	Dividends
The accounting policy applicable to dividends is set out in Note 3I.

	Per share dividend amount	Date of payment of dividend	Year ending 31 December 2018	Year ending 31 December 2017
			£m	£m

Interim dividend	12 pence	31 March 2017	-	15.1
Interim dividend	12 pence	31 May 2017	-	15.1
Interim dividend	12 pence	31 August 2017	-	15.1
Special dividend paid in connection with the merger	190.5 pence	20 October 2017	-	240.3
Interim dividend	80 pence	17 November 2017	-	100.7
Interim dividend	24 pence	21 December 2017	-	30.0
Closing dividend	n/a	10 January 2018		16.8
Interim dividend	20 pence	12 January 2018	25.0	-
Interim dividend	19 pence	9 February 2018	24.0	-
Interim dividend	22 pence	30 April 2018	30.0	-
Interim dividend	26 pence	14 June 2018	35.0	-
Interim dividend	44 pence	21 September 2018	60.0	-
Interim dividend	44 pence	31 December 2018	60.0	-
Interim dividend	50 pence	31 December 2018	68.5	-
			302.5	433.1
The Company paid the closing dividend associated with the completion of the merger on 10 January 2018 in the amount of £16.8 million. Such a dividend was declared during 2017.
The interim dividend in the amount of £68.5 million was distributed “in specie” to settle amounts due to the parent company.

25.	Reserves
The accounting policies applicable to reserves are set out in Notes 3C(i) - (ii), Note 3K and Note 3Q.
A. Foreign currency translation reserve
The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations, as well as the effective portion of any foreign currency differences arising from hedges of a net investment in a foreign operation.
B. Revaluation reserve
The revaluation reserve relates to the revaluation of land and buildings.
C. Share-based payment reserve

_____________________________________________

The share-based payments reserve comprises the value of rights in respect of share-based payment arrangements relating to certain investment management fees (Note 26B(i)(a)).
The share-based payment reserve also comprises the value of rights in respect of the performance fee arrangements determined in accordance with the investment management agreement (Note 26B(i)(b)).

26.	Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’).
At 31 December 2018 an amount of £0.9 million was payable to related parties. This amount is included in non-current trade and other payables.
B. Transactions with key management personnel
(i). Amounts paid to key management personnel
(a). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the year ended 31 December 2018 is £11.6 million (year ended 31 December 2017: £15.6 million).
The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive an investment management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of new ordinary shares in the Company to the value of that 50% fee portion, unless:

•	to the extent restricted by law or regulation (in which case it is payable in cash); or

•
the average closing price of the Company’s ordinary shares over the 20 days prior to the invoice date for the relevant fee is lower than the last reported NAV per ordinary share in which case the investment management fee is to be settled insofar as possible by the purchase of ordinary shares in the market at a price per ordinary share no greater than the last reported NAV per ordinary share and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share, up to an aggregate amount equal to the cash equivalent of that 50% fee portion.

The Investment Manager has also paid certain expenses on behalf of the Company and the Company has reimbursed the Investment Manager in the amount of £Nil (year ended 31 December 2017: £1.7 million).
(b). Performance fee
The Investment Manager, as noted above, is considered to be included within the definition of key management personnel. The total performance fee which the Investment Manager is entitled to for the year ended 31 December 2018 is £Nil (year ended 31 December 2017: £Nil).
(c). Directors’ fees
No fees were paid to directors during the year ended 31 December 2018.
On 15 November 2017, each of William McMorrow, Mary Ricks, Charlotte Valeur, Simon Radford and Mark McNicholas resigned from as directors of the Company. Up to the date of resignation the directors, except for William McMorrow and Mary Ricks who had each waived their fees, earned fees totalling £1.2 million.
On 15 November 2017, Fraser Kennedy, Andrew McNulty and Ana Kekovska were appointed to the board of the Company. Such directors are not entitled to any fee for acting as directors of the Company.
C. Other related parties
On 28 March 2018 the Company acquired 100% of the voting shares are KW UR Investments 1, LLC, an unlisted Delaware limited liability company which holds investments in KW Irish Real Estate Fund VII and KW Irish Real Estate Fund XII. Further information is set out in Note 30.

_____________________________________________

On 26 July 2018 Liffey Trust, North Bank and Elysian investment properties were, through a Scheme of Amalgamation, sold to the KW PRS ICAV, a related party for the amount of €164.6 million (£147.9 million). The Scheme of Amalgamation consisted of the transfer of the investment properties, their associated mortgage financing and working capital balances.
KW PRS ICAV is owned 50% by KW EU PRS Investor LLC, a related party. Refer to Note 31 for further information relating to the joint venture arrangements entered into between the Company and KW PRS ICAV.
Save as disclosed herein, there were no transactions with other related parties.

27.	Share-based payments
The accounting policy applicable to share-based payment arrangements is set out in Note 3Q.
At 31 December 2017, the Group had the following share-based payment arrangements:
A. Part-settlement of Investment Management fee
As described in Note 26, the Investment Manager is entitled to receive, pursuant to the terms of an investment management agreement with the Company, a management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of ordinary shares in the Company.
In accordance with the investment management agreement, the fair value price for the shares issued to settle the portion of the investment management fee which is payable 50% in shares, is the average closing share price for the twenty days immediately prior to the issue date of those shares.
For the year ended 31 December 2018, the Investment Management fee payable to the Investment Manager totals £11.6 million, which was paid solely in cash (year ended 31 December 2017: £15.6 million paid in cash).
B. Performance fee
As described in Note 26, the Company pays an annual performance fee calculated with reference to total shareholder return. The fee is the lesser of 20% of a) the excess over an annualised annual return hurdle of 10% or b) the excess of year end EPRA NAV per ordinary share over the relevant High Water Mark (being the closing EPRA NAV per Ordinary Share).

28.	Group entities
The accounting policy applicable to group entities is set out in Note 3A(i).
A. Subsidiary entities
Except where indicated the following are indirect subsidiaries of the Company. All the Company’s direct and indirect interests are in ordinary shares. Except as noted, all are wholly owned property investment companies and are included in the consolidated financial statements.

_____________________________________________

Incorporated and registered in
Jersey
Jupiter Argyle Ltd
Jupiter Friars Ltd
Jupiter Holdco Ltd
Jupiter Hull Limited
Jupiter Marathon Ltd
Jupiter Pennine Ltd
Jupiter Rubislaw Ltd
Jupiter Seafield Ltd
Jupiter Seafield OpCo Limited
Jupiter Showroom Ltd
Jupiter Tradeco Ltd
Jupiter Trident Ltd
KW Artemis UK Properties HoldCo Ltd
KW BPR Limited
KW Croydon Limited (formerly KW Office Limited)
KW Dukes Park Limited
KW High Street Retail B Ltd
KW Industrial B Ltd
KW Industrial SPV 1 Ltd
KW Industrial SPV 2 Ltd
KW Ipswich Limited
KW Office SPV 1 Ltd
(formerly KW Dionysus Ltd)
KW Office SPV 2 Ltd (formerly KW Agamemnon Ltd)
KW Office SPV 3 Ltd
KW MH Limited
KW Niobe Ltd
KW Pioneer Point GP Limited (formerly KW Ringway Limited)
KW Regional Office B Ltd
KW Retail SPV 1 Ltd
KW Retail SPV 2 Ltd
(formerly Crumbie Ltd)
KW Retail Warehouse SPV 1 Ltd
KW Trade Co Ltd
(formerly Bengal Ltd)
KW UK Assets Holdco Ltd [1]
KWVF Tiger Ltd
KW Towers Limited

Gatsby Aberdeen Limited
Gatsby Capital 1 Limited
Gatsby Capital 2 Limited
Gatsby Capital 3 Limited
Gatsby Chatham Limited
Gatsby Croydon Limited
Gatsby GIR Limited
Gatsby GR Limited
Gatsby Grocery Limited
Gatsby Industrial Limited
Gatsby INV 1 Limited
Gatsby Middlewich Limited
Gatsby PFS Limited
Gatsby PH Limited
Gatsby Retail Limited
Gatsby Saltash Limited
KW Gatsby Limited
KW Italy Investments Holdco Limited [1]
KW Olimpia Holdco Limited
SEO Bartley Wood Limited
SEO Bracknell Limited
SEO Farnborough Limited
SEO Finance Limited
SEO Harlow Limited
SEO Langley Limited
SEO Maidenhead Limited
SEO Reading Limited
SEO Stockley Limited
SEO Watford Limited
KW Pioneer Point Limited
KW Pioneer Point Limited Partnership
KWCI Limited Partnership

Incorporated and registered in Republic of Ireland
Cavalli Investments ICAV
KW Investment Funds ICAV
KW Portmarnock Ops Ltd
KW Shelbourne Ops Ltd
KWCI GP Limited
KW Investment One Limited Partnership

Incorporated and registered in Luxembourg
KW Real Estate Lux S.à.r.l. [1]
KW Investment Lux S.à.r.l. SICAV-SIF (formerly KW Investment Lux S.à.r.l.) [1]
KW Investment One Lux S.à.r.l.
KW Investment Eight Lux S.à.r.l.
KW Investment Nine Lux S.à.r.l.

Incorporated and registered in England or Scotland
St Andrews Bay Development Ltd
KW Pioneer Point UK OpCo Limited

Incorporated and registered in Spain
Alemina Investments, S.L. [2]
KW Spanish Holdco, SL
KW LMG Propco 1, SL
KW New Propco 1, SL
KW Sol Propco, SL
KW Sol Propco 2, SL
KW Velazquez Propco1, SL
KW Velazquez Propco 2, SL
Leterana Servicios Y Gestiones, SL [2]
Parque Comercial Guadalhorce, SL

Incorporated and registered in United States of America
KW UR Investments 1, LLC [1]

Footnotes:

1.	Directly owned.

2.	90% owned by the Group.

_____________________________________________

B. Joint arrangements in which the Group is a joint venturer
The Group has an indirect 50% interest in KWCI Limited Partnership (2017: Nil%).
The Group has an indirect 50% interest in each of KW PRS ICAV sub fund 10 (2017: Nil%) and sub fund 11 (2017: Nil%). KW PRS ICAV is a related party.
Further information is set out in Note 31.

29.	Subsequent events
A. Dividend
On 23 January 2019 a dividend in the amount of £30.0 million was declared and paid.

30.	Business combinations
A. KW UR Investments 1, LLC
On 28 March 2018 the Company acquired 100% of the voting shares are KW UR Investments 1, LLC, an unlisted Delaware limited liability company, and related party, obtaining control of the Shelbourne Hotel and the adjacent Kildare Street property.
The consideration totalled £103,026,317, settled through the issuance by the Company of 10,780,194 ordinary shares of no par value, to the vendor, being K-W Properties, a California corporation and a related party.
The financial statements include the results of KW UR Investments 1, LLC’s business for the period from acquisition and ending 31 December 2018.
The fair values of the identifiable assets and liabilities of the business at the date of acquisition were:

£m
Investment in Shelbourne Hotel	92.7
Investment in Kildare Street property	10.9
Effects of translation	(0.6)
103.0

Identifiable assets and liabilities acquired	£m
Property, plant and equipment	152.2
Investment property under development	11.4
Cash	8.3
Borrowings	(62.2)
Working capital	(6.1)
Effects of translation	(0.6)
103.0

From the date of acquisition, the business has contributed £31.9 million of revenue and £24.0 million to the net profit before tax from the continuing operations of the Group. If the acquisition had taken place at the beginning of the year, revenue from continuing operations would have been £39.0 million and the profit from continuing operations for the year would have been £23.5 million.

B. Park Inns
Effective 1 January 2018 the Group entered into an interim management agreement for a period of 18 months, to operate the portfolio of six Park Inn hotels which the Group had previously accounted for as a Loan secured by real estate (Note 12). As a consequence of this arrangement and the resultant right to receive variable returns from the

_____________________________________________

underlying portfolio of hotels, the Group determined that control had been achieved and operations were consolidated at that date, with land and buildings of £39.8 million and fixtures and fittings of £0.2 million, being the fair value of identifiable assets. The Group recorded hotel revenues of £17.6 million and profit from operations of £2.4 million during the year ended 31 December 2018. On 31 December 2018, the Group disposed of this portfolio of hotels.

31.	Interest in joint ventures
The accounting policy applicable to joint ventures is set out in Note 3A(iv).

	31 December 2018	31 December 2017
	£m	£m

Equity accounted investees	66.4	-
	66.4	-

A. Interest in KWCI Limited Partnership
The Group has an indirect 50% interest in KWCI Limited Partnership, which is held by KW Investment Fund ICAV. KWCI Partnership Limited has been established to develop a commercial asset at City Block 3, Dublin, Ireland.
The Group’s interest in KWCI Limited Partnership is accounted for using the equity method in the consolidated financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of KWCI Limited Partnership

	31 December 2018	31 December 2017
	£m	£m

Current assets, including cash and cash equivalents (£0.1 million)	7.8	-
Non-current assets	51.8	-
Current liabilities	(0.2)	-
Equity	59.4	-

Group’s share in equity (%)	50.0	-
Group’s carrying amount of the investment	29.7	-

(ii) Summarised statement of profit or loss of KWCI Limited Partnership

	31 December 2018	31 December 2017
	£m	£m

Net fair value loss	(3.6)	-
Total comprehensive loss (100%)	(3.6)	-
Group’s share of total comprehensive loss (50%)	(1.8)	-

The joint venture had no other contingent liabilities or commitments as at 31 December 2018 (2017: Nil). The joint venture cannot distribute its profits without the consent from the two venture partners.

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B. Interest in KW PRS ICAV – sub fund 11
The Group has an indirect 50% interest in KW PRS ICAV – sub fund 11, which is held through KW EU PRS Investor LLC. This sub fund has been established to develop a residential asset at City Block 3, Dublin, Ireland.
The Group’s interest in KW PRS ICAV – sub fund 11 is accounted for using the equity method in the consolidated financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of KW PRS ICAV – sub fund 11

	31 December 2018	31 December 2017
	£m	£m

Current assets, including cash and cash equivalents (£0.1 million)	0.1	-
Non-current assets	49.4	-
Current liabilities, including accrued capital expenditure (£0.1 million)	(0.5)	-
Equity	49.0	-

Group’s share in equity (%)	50.0	-
Group’s carrying amount of the investment	24.5	-

(ii) Summarised statement of profit or loss of KW PRS ICAV – sub fund 11

	31 December 2018	31 December 2017
	£m	£m

Net fair value loss	(12.0)	-
Total comprehensive loss (100%)	(12.0)	-
Group’s share of total comprehensive loss (50%)	(6.0)	-

Shareholder loan interest in the amount of £0.6 million was capitalised into the basis of the asset held by the sub fund.
The joint venture had no other contingent liabilities or commitments as at 31 December 2018 (2017: Nil). The joint venture cannot distribute its profits without the consent from the two venture partners.

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C. Interest in KW PRS ICAV – sub fund 10
The Group has an indirect 50% interest in KW PRS ICAV – sub fund 10, which is held through KW EU PRS Investor LLC. This sub fund has been established to develop a residential asset at The Grange, Dublin, Ireland.
The Group’s interest in KW PRS ICAV – sub fund 10 is accounted for using the equity method in the consolidated financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of KW PRS ICAV – sub fund 10

	31 December 2018	31 December 2017
	£m	£m

Current assets, including cash and cash equivalents (£0.1 million)	0.1	-
Non-current assets	24.7	-
Current liabilities	(0.4)	-
Equity	24.4	-

Group’s share in equity (%)	50.0
Group’s carrying amount of the investment	12.2

(ii) Summarised statement of profit or loss of KW PRS ICAV – sub fund 10

	31 December 2018	31 December 2017
	£m	£m

Net fair value loss	(4.7)	-
Total comprehensive loss (100%)	(4.7)	-
Group’s share of total comprehensive loss (50%)	(2.3)	-

Shareholder loan interest in the amount of £0.2 million was capitalised into the basis of the asset held by the sub fund.
The joint venture had no other contingent liabilities or commitments as at 31 December 2018 (2017: Nil). The joint venture cannot distribute its profits without the consent from the two venture partners.

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32.	Operating lease arrangements
The Group has determined that all tenant leases are operating leases within the meaning of IAS 17.
The Group earns rental income by leasing its investment properties to tenants under non-cancellable operating leases. Typically, single let properties are leased on terms where the tenant is responsible for repair, insurance and running costs while multi-let properties are leased on terms which include recovery of a share of service charge expenditure and insurance. Residential property is typically leased for periods of one year or less. Minimum lease rentals from residential property are not included in the table below.
At the reporting date, the Group had contracted with tenants to receive the following future minimum lease payments:

	31 December 2018	31 December 2017
	£m	£m

Not later than one year	106.6	131.1
Later than one year but not more than five years	300.9	399.6
Later than five years but not more than ten years	170.6	223.4
	578.1	754.1

33.	Changes to the Group’s accounting policies
A. IFRS 9 Financial Instruments
IFRS 9 Financial Instruments replaces IAS 39 Financial Instruments: Recognition and Measurement for annual periods beginning on or after 1 January 2018, bringing together all three aspects of the accounting for financial instruments: classification and measurement; impairment; and hedge accounting.
The Group has applied IFRS 9 retrospectively, with the initial application date of 1 January 2018.
There were no material adjustments resulting from the implementation of IFRS 9.
(i). Classification and measurement
The Group has considered the new classification categories under the standard for each class of financial asset having considered all relevant factors including the business model for managing such assets and the nature of each financial asset class as set out in the table as follows:

			Original carrying amount under IAS 39	New carrying amount under IFRS 9
	Original classification under IAS 39	New classification under IFRS 9	£m	£m
Loans secured by real estate	Designated as at FVPL	Mandatorily at FVPL	64.3	64.3
Rent and other receivables	Loans and receivables	Amortised cost	53.0	53.0
Cash and cash equivalents	Loans and receivables	Amortised cost	144.3	144.3
			261.6	261.6

The accounting for the Group’s financial liabilities remains largely the same as it was under IAS 39. Similar to the requirements of IAS 39, IFRS 9 requires contingent consideration liabilities to be treated as financial instruments measured at fair value, with the changes in fair value recognised in the statement of profit or loss.

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(ii). Impairment
The adoption of IFRS 9 has fundamentally changed the Group’s accounting for impairment losses for financial assets by replacing IAS 39’s incurred loss approach with a forward-looking expected credit loss (ECL) approach.
IFRS 9 requires the Group to record an allowance for ECLs for all loans and other debt financial assets not held at FVPL.
ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.
For Trade and other receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses.
For other debt financial assets (i.e. loans and debt securities at FVOCI), the ECL is based on the 12-month ECL. The 12-month ECL is the portion of lifetime ECLs that results from default events on a financial instrument that are possible within 12 months after the reporting date. However, when there has been a significant increase in credit risk since origination, the allowance will be based on the lifetime ECL.
The Group considers a financial asset in default when contractual payment are 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.
(iii). Hedge accounting
The Group continues to apply hedge accounting principles of IAS 39 as an elective option made in the Group’s application of IFRS 9.
B. IFRS 15 Revenue from contracts with customers
IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer.
The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.
The Group has identified that service charge revenue streams, and revenues from hotel operations are in the scope of IFRS 15.
In addition, while not in the scope of IFRS 15, the disposal of properties previously held for rental will also be affected by the recognition and measurement requirements of IFRS 15.
(i). Service charges, management charges and other expenses recoverable from tenants
For investment properties held primarily to earn rental income, the Group enters as a lessor into lease agreements that fall within the scope of IAS 17. These agreements include certain services offered to tenants comprising the overall property management, including common area maintenance services (such as cleaning, security, utilities and in some cases and landscaping). These services are specified in the lease agreements and separately invoiced.
Consistent with current accounting, the Group has determined that these services constitute distinct non-lease components (transferred separately from the right to use the underlying asset) and are within the scope of IFRS 15. The Group will allocate the consideration in the contract to the separate lease and revenue (non-lease) components on a relative basis, consistent with current accounting.

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For the revenue component, the Group has concluded that these services represent a series of daily services that are individually satisfied over time and will apply a time-elapsed measure of progress. The consideration charged to tenants for these services include reimbursement of certain expenses incurred. The Group has determined that this variable consideration only relates to this non-lease component and that allocating it to each distinct period of service (i.e., each day) meets the variable consideration allocation exception criteria. The Group has determined that IFRS 15 does not have an impact on the accounting for service charges, as this accounting is aligned with the current accounting.
(ii). Disposal of investment property
The recognition and measurement requirements in IFRS 15 are applicable for determining the timing of derecognition and the measurement of consideration (including applying the requirements for variable consideration) when determining the transaction price and any gains or losses on disposal of non-financial assets. The Group has determined that no changes are needed on transition to IFRS 15 for past disposals of investment properties.
(iii). Revenues from hotel operations
The Group has assessed that the application of IFRS 15 does not impact revenue recognised form hotel operations.
C. IFRIC Interpretation 22 Foreign Currency Transactions and Advance Considerations
The Interpretation clarifies that, in determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which an entity initially recognises the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, then the entity must determine a date of the transactions for each payment or receipt of advance consideration. This Interpretation does not have any impact on the financial statements.
D. Amendments to IAS 40 Transfers of Investment Property
The amendments clarify when an entity should transfer property, including property under construction or development into, or out of investment property. The amendments state that a change in use occurs when the property meets, or ceases to meet, the definition of investment property and there is evidence of the change in use. A mere change in management’s intentions for the use of a property does not provide evidence of a change in use. These amendments do not have any impact on the financial statements

34.	Approval of the annual financial statements
The consolidated financial statements were authorised for issue by the Company’s Board of Directors on 26 March 2019.